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                                                                    Exhibit 10.4

EXECUTION                                                           CONFIDENTIAL

                       OVERTURE SEARCH SERVICES AGREEMENT

      This Overture Search Services Agreement (the "Agreement") is effective as of May 1, 2002 ("the "Effective Date") and entered into by and between Overture Services, Inc. ("Overture"), a Delaware corporation with offices at 74 North Pasadena Avenue, 3d Floor, Pasadena, CA 91103, and Yahoo! Inc. ("Yahoo"), a Delaware corporation with offices at 701 First Avenue, Sunnyvale, CA 94089, and hereby supercedes in its entirety the Overture Search Services Agreement entered into as of November 13, 2001 by and between Overture and Yahoo, as amended by the letter agreement regarding the treatment of [*]-related search queries entered into as of December 14, 2001, the letter agreement regarding the treatment of search queries submitted by AU/NZ Users entered into as of April 2, 2002 and the letter agreement regarding the treatment of "Search in other Search Engines" links entered into as of April 2, 2002, and as clarified by the clarifying letter regarding the parties' intent with respect to Impressions dated February 14, 2002 (collectively, the "Prior Agreement").

                                    RECITALS

      WHEREAS, Overture has developed certain technology and functionality for matching particular keyword requests with a set of search results, for providing the results of that match via the Internet and then enabling users to follow a link to a designated page for advertisers which comprise the results of such match; and

      WHEREAS, Yahoo is a global Internet media company that offers a branded network of media, communications and commerce services to more than 220 million users worldwide; and

      WHEREAS, Overture and Yahoo desire to enter into a strategic relationship whereby Overture will provide Yahoo with search results in response to search queries conducted through Yahoo's principal directory to the World Wide Web, and the parties will share revenue generated from these search results, as further described in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and for good and valuable consideration, the parties agree as follows:

                                    AGREEMENT

1. Definitions. The following capitalized terms have the meanings set forth below.

      1.1 Actual Click means any click on an Overture Result by a U.S. User derived from an Impression, including but not limited to all [*] Clicks, as measured by Overture.

      1.2 Above the Fold means placement within the visible portion of a page, when viewed via Microsoft's principal "Internet Explorer" browser product (U.S. versions 4.0 and higher) under the default Internet Explorer browser settings in a maximized browser window on a computer screen at a resolution of 800 pixels wide by 600 pixels high, such that the user need not scroll down or to the right or to the left in order to see an item so placed.

      1.3 Advertiser means any third party or an agent thereof (e.g., an advertising agency), excluding [*] and any agents thereof, who has entered into a contractual relationship with Overture that obligates the third party to pay Overture (whether cost per click, cost per action, cost per impression, paid inclusion, pay-for-placement or other means of cash compensation) every time a user clicks on a link to that third party's web site.

      1.4 Affiliate means any entity worldwide, including but not limited to corporations, partnerships, joint ventures and limited liability companies, in which another party directly or indirectly


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  the Commission. Confidential treatment has been requested with respect to the
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EXECUTION                                                           CONFIDENTIAL

            holds at least a majority ownership, equity, or financial interest.

      1.5 Bidded Click means an Actual Click other than a [*] Click, as measured by Overture.

      1.6 Click-Through Rate or CTR means (i) when calculating Overture's CTR, the percentage of all Impressions on which Overture Results are displayed that receive a Bidded Click and (ii) when calculating Yahoo's CTR, the percentage of all impressions of Yahoo Search Results Pages on which Yahoo Results are displayed that receive a click, excluding all clicks that are determined by Yahoo to be [*] (e.g., a user repeatedly clicking on a particular Yahoo Result within a finite period of time, or an activity by a bot, macro program, Internet agent or any other automatic means), which Yahoo shall calculate in a substantially consistent manner across the Yahoo Network.

      1.7 Confidential Information has the meaning set forth in Section 12.1 below.

      1.8   Effective Date has the meaning set forth in the preamble above.

      1.9 Estimated Clicks means the following amounts during the Quarters shown below (Q1 means the Quarter beginning on May 1, 2002):

           -------------------------------------------------------------
           Q1                                         [*] Bidded Clicks
           -------------------------------------------------------------
           Q2                                         [*] Bidded Clicks
           -------------------------------------------------------------
           Q3                                         [*] Bidded Clicks
           -------------------------------------------------------------
           Q4                                         [*] Bidded Clicks
           -------------------------------------------------------------
           Q5                                         [*] Bidded Clicks
           -------------------------------------------------------------
           Q6                                         [*] Bidded Clicks
           -------------------------------------------------------------
           Q7                                         [*] Bidded Clicks
           -------------------------------------------------------------
           Q8                                         [*] Bidded Clicks
           -------------------------------------------------------------
           Q9                                         [*] Bidded Clicks
           -------------------------------------------------------------
           Q10                                        [*] Bidded Clicks
           -------------------------------------------------------------
           Q11                                        [*] Bidded Clicks
           -------------------------------------------------------------
           Q12                                        [*] Bidded Clicks
           -------------------------------------------------------------
           Each Quarter of any Extension
           Term                                       [*] Bidded Clicks
           -------------------------------------------------------------

      1.10 Estimated Yahoo Payments means the following amounts during the Quarters shown below (Q1 means the Quarter beginning on May 1, 2002):

           -------------------------------------------------------------
           QUARTER                            ESTIMATED YAHOO PAYMENT
           -------------------------------------------------------------
           Q1                                 $[*]
           -------------------------------------------------------------
           Q2                                 $[*]
           -------------------------------------------------------------
           Q3                                 $[*]
           -------------------------------------------------------------
           Q4                                 $[*]
           -------------------------------------------------------------
           Q5                                 $[*]
           -------------------------------------------------------------
           Q6                                 $[*]
           -------------------------------------------------------------
           Q7                                 $[*]
           -------------------------------------------------------------
           Q8                                 $[*]
           -------------------------------------------------------------
           Q9                                 $[*]
           -------------------------------------------------------------
           Q10                                $[*]
           -------------------------------------------------------------
           Q11                                $[*]
           -------------------------------------------------------------
           Q12                                $[*]
           -------------------------------------------------------------
           Each Quarter of any Extension
           Term                               $[*]
           -------------------------------------------------------------


      1.11 Equivalent Search Product means a search listings product or service, including but not

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the
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            limited to any updates, upgrades and enhancements made by Yahoo or a
            Yahoo Affiliate thereto, that (a) [*] equivalent to a search listings product or service operated by Overture at any time during the Term to supply Overture Results or other Overture-supplied search results under this Agreement; (b) is developed [*] Yahoo or a Yahoo Affiliate by [*]; and (c) is operated and used by Yahoo or a Yahoo Affiliate.

      1.12 Excluded Terms means those terms set forth in Exhibit G, as updated from time to time [*] in writing pursuant to Section 4.5 below, for which Overture is precluded from delivering Overture Results to Yahoo.

      1.13 Extension Term means either of the two extension periods set forth in Section 10 below.

      1.14 Featured Sections means the rectangular graphical areas on the Yahoo Search Results Pages in which Overture Results are displayed (and, according to Section 4.4, in which the Yahoo Result might be displayed), which comprises the Featured Top Section and the Featured Bottom Section, as further described in Section 5.2 below.

      1.15 [*] Clicks means any Actual Click that is determined by Overture's "click protection system" to be [*] (e.g., a user repeatedly clicking on a particular Overture Result within a finite period of time, or an activity by a bot, macro program, Internet agent or any other automatic means), which "click protection system" shall calculate [*] Clicks in a substantially consistent manner across all implementations of Overture's search results and, subject to reasonable modifications made by Overture, throughout the Term.

      1.16 Gross Revenue means amounts earned by Overture from Bidded Clicks, less (i) [*]% to account for bad debt and credit card processing fees; and (ii) any refunds Overture pays to its Advertisers derived from [*] Clicks. For purposes of clarity, Overture does not recognize amounts for [*] Clicks.

      1.17  Guaranteed Fixed Payment means those payments set forth in Section
            8.1 below.

      1.18 Guaranteed Impressions means the following amounts during the Quarters set forth below:

           -------------------------------------------------------
           Q1                                      [*] Impressions
           -------------------------------------------------------
           Q2                                      [*] Impressions
           -------------------------------------------------------
           Q3                                      [*] Impressions
           -------------------------------------------------------
           Q4                                      [*] Impressions
           -------------------------------------------------------
           Q5                                      [*] Impressions
           -------------------------------------------------------
           Q6                                      [*] Impressions
           -------------------------------------------------------
           Q7                                      [*] Impressions
           -------------------------------------------------------
           Q8                                      [*] Impressions
           -------------------------------------------------------
           Q9                                      [*] Impressions
           -------------------------------------------------------
           Q10                                     [*] Impressions
           -------------------------------------------------------
           Q11                                     [*] Impressions
           -------------------------------------------------------
           Q12                                     [*] Impressions
           -------------------------------------------------------
           Each Quarter of any Extension Term      [*] Impressions
           -------------------------------------------------------

      1.19 Impression means the display by Yahoo of each and every Yahoo Search Results Page in response to a Yahoo Search Query, as measured by Yahoo, except for those Yahoo Results Pages (a) for which Overture does not deliver Overture Results as a result of (i) a Yahoo Technical Lapse (as defined in the Service Level Agreement); (ii) noncompliance by Yahoo with the Service Level Agreement attached as Exhibit A (e.g., where Yahoo delivers too many Yahoo Search Queries per second); or (iii) the suppression or removal of Overture


                                       3

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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EXECUTION                                                           CONFIDENTIAL

            Results according to Sections 4.2 or 4.5 below; (b) displayed in response to Yahoo Search Queries submitted from "next" pages in excess of [*]% of the total Yahoo Search Queries for the applicable Quarter; (c) displayed in response to test queries submitted by Yahoo in accordance with the Service Level Agreement (e.g., Yahoo pinging Overture servers to ascertain performance), which queries Yahoo will identify as such in accordance with Section 8.4(f) below; or (d) failure by Overture to deliver Overture Results due to a force majeure event as described in Section 16.7 below. For clarity, the exclusions set forth in subsections (a)-(d) above set forth the [*] which the display by Yahoo of a Yahoo Search Results Page in response to a Yahoo Search Query will not constitute an Impression under this Agreement (e.g., all Search Results Pages on which Yahoo displays no Overture Results in accordance with a "no results delivered" response from Overture will constitute Impressions under this Agreement).

      1.20 Initial Term means the period commencing on the Effective Date and continuing until April 30, 2005.

      1.21  [*]

      1.22 Licensed Materials means the Overture API, the Overture Results and, if any, the Overture Marks provided by Overture to Yahoo in accordance with this Agreement.

      1.23 Main Body Search Results means all search results displayed in the Non-Featured Sections of the Yahoo Search Results Pages.

      1.24 Measurement Period means the period from the first day of the first Quarter in which the [*] is less than the [*] until the last day of the first Quarter in which the [*] is less than the [*].

      1.25 Modeled Metrics means the following amounts during the Quarters shown below (Q1 means the Quarter beginning on May 1, 2002):

           -----------------------------------------
           QUARTER                            [*]
           -----------------------------------------
           Q1                                 [*]
           -----------------------------------------
           Q2                                 [*]
           -----------------------------------------
           Q3                                 [*]
           -----------------------------------------
           Q4                                 [*]
           -----------------------------------------
           Q5                                 [*]
           -----------------------------------------
           Q6                                 [*]
           -----------------------------------------
           Q7                                 [*]
           -----------------------------------------
           Q8                                 [*]
           -----------------------------------------
           Q9                                 [*]
           -----------------------------------------
           Q10                                [*]
           -----------------------------------------
           Q11                                [*]
           -----------------------------------------
           Q12                                [*]
           -----------------------------------------
           Each Quarter of any Extension
           Term                               [*]
           -----------------------------------------

      1.26 Non-Featured Section means the entire portion of each Yahoo Search Results Page, excluding the Featured Sections.

      1.27 Overture Affiliate means any entity worldwide, including but not limited to corporations,


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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            partnerships, joint ventures and limited liability companies, in which Overture directly or indirectly holds at least a majority ownership, equity, or financial interest.

      1.28 Overture Affiliate IP means any patents that are owned or controlled by an Overture Affiliate at any time during the applicable term of any of the licenses granted in Section 2.5 below. Overture Affiliate IP shall not mean patent claims found not to be valid in a final determination by a court of competent jurisdiction.

      1.29 Overture API means any proprietary XML application programming interfaces of Overture, and any successors thereto or replacements thereof, that enable the exchange of Yahoo Search Queries and Overture Results between the parties in accordance with this Agreement.

      1.30 Overture Disqualified Entity means those entities listed in Exhibit J, which list will [*] and may be updated by Overture according to
            Section 2.5(d) below, with which Overture [*].


      1.31 Overture Licensed IP means any patents that are owned or controlled by Overture at any time during the applicable term of any of the licenses granted in Section 2.5 below. Overture Licensed IP shall not mean patent claims found not to be valid in a final determination by a court of competent jurisdiction.

      1.32 Overture Marks means any or all of the following, as provided by Overture and in which Overture has prior rights: (a) the mark "Overture" in typed form and stylized formats; (b) a circular center, surrounded by three concentric circular rings (the "Overture Logo," as modified from time to time by Overture); (c) any words or phrases in which Overture has intellectual property rights; (d) any word, symbol or device, or any combination thereof, used or intended to be used by Overture to identify, to indicate the source of origin or to distinguish Overture's products or services from the products or services of others; and (e) any updates to the foregoing.

      1.33 Overture Reports means all information and data that falls within the categories set forth in Exhibit F, which information and data Overture will provide to Yahoo according to Section 8.4(b).

      1.34 Overture Results means the search results provided by Overture in response to a Yahoo Search Query under this Agreement, which search results (a) include only those search results provided by Advertisers; (b) do not include search results that are not capable of generating Gross Revenue (e.g., search results included as a bonus or a charitable donation); and (c) contain a title and description for display by Yahoo according to Section 4.3(a) below.

      1.35 Overture Site means the web site operated by or on behalf of Overture, which is dedicated to the display by Overture of paid search results and currently located at http://www.overture.com.

      1.36 Paid Advertising means any form of on-line advertising or promotion for which Yahoo receives compensation in the form of cash or barter from either the party being promoted or a third party acting on behalf of the promoted party.

      1.37 Paid Inclusion means that, in exchange for a cash payment from a third party, a search engine will guarantee to index (but not necessarily to display) pages from that third party's web site.

      1.38 Price Per Click or PPC means the average price per click that Overture earned from its Advertisers on the Yahoo Search Results Pages during the Quarter.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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      1.39  Quarter means the three calendar month periods beginning May,
            August, November and February of each year of the Term.

      1.40 Redesign means any change to any element of a Yahoo Search Results Page implemented by Yahoo.

      1.41 Required Number of Overture Results means, with respect to the Featured Top Section, three Overture Results (where such number is subject to reduction under Sections 4.4 and 4.5) and, with respect to the Featured Bottom Section, two Overture Results. The numbers for both the Featured Top Sections and the Featured Bottom Sections are subject to increase under Section 4.3(b).

      1.42 Restricted Search Results means any [*] search results that are (a) [*] the Overture Results or to the Main Body Search Results (e.g., [*]); (b) displayed by Yahoo on [*] in response to a user's [*] search query [*] comprised of a keyword or phrase, which search query is submitted [*] for the provision of search results; and (c) assembled on the basis of a [*] administered process in which advertisers pay to [*] their search results for a particular keyword or phrase, where payment can take the form of cost per click, cost per action, cost per impression, Paid Inclusion, pay-for-placement or any other means of cash compensation paid by the advertiser [*].

      1.43 Revenue Share Payment has the meaning set forth in Section 8.2 below.

      1.44 Search Results Characteristics means all aspects of the Yahoo Results, Overture Results and Main Body Search Results, including but not limited to, left and right margins, pictures or images associated with the search results, text size, color, font, heading, shading/background, spacing, blank areas, length, existence of URL, and all other aspects of "look and feel."

      1.45 Term means the Initial Term and, if applicable, each Extension Term until the expiration thereof, unless terminated as set forth herein.

      1.46 Top Link Position means the first search result position in the Featured Top Section, wherein Yahoo displays either a Yahoo Result or an Overture Result in accordance herewith.

      1.47 U.S. User means a human user (i.e., not a `bot, metaspider, macro program, Internet agent or any other automated means) who, at the time of conducting a Yahoo Search Query, is accessing the Internet from an Internet Protocol address within the United States or Canada, as measured by Yahoo.

      1.48 Yahoo Affiliate means any entity worldwide, including but not limited to corporations, partnerships, joint ventures and limited liability companies, in which Yahoo directly or indirectly holds at least a majority ownership, equity, or financial interest.

      1.49 Yahoo Directory means the browse tree (i.e., the taxonomy of categories through which users navigate by clicking on category links) within Yahoo's principal, U.S.-targeted directory to the World Wide Web, currently located at http://www.yahoo.com, which browse tree currently resolves to dir.yahoo.com.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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      1.50  Yahoo Foreign Properties means Yahoo's or a Yahoo Affiliate's foreign-targeted network of media, communications and commerce properties, including but not limited to those properties that are branded in whole or in part by or on behalf of Yahoo or a Yahoo Affiliate and presented in the local languages (e.g., Yahoo! Germany, currently located at http://www.yahoo.de) and any other foreign-targeted products or services that are developed and branded in whole or in part by or on behalf of Yahoo or a Yahoo Affiliate.

      1.51 Yahoo Foreign Vertical means any foreign-targeted, category-specific property within the Yahoo Foreign Properties that is owned or operated by or on behalf of Yahoo or a Yahoo Affiliate, including but not limited to those presented in the local language (e.g., Yahoo! UK Shopping, currently located at http://shopping.yahoo.co.uk, and Yahoo! Italia Finance, currently located at http://finance.yahoo.it).

      1.52 Yahoo Marks means trademarks, service marks or graphical brand features of Yahoo in which Yahoo has prior rights.

      1.53 Yahoo Network means Yahoo's U.S. targeted network of media, communications and commerce properties, including but not limited to Yahoo Search, the Yahoo Verticals and any other U.S. targeted products or services that are developed and branded in whole or in part by or on behalf of Yahoo or a U.S. based Yahoo Affiliate; provided that any entity or property acquired, developed, controlled by or branded in whole or in part by or on behalf of Yahoo or a U.S. based Yahoo Affiliate after the Effective Date with whom Overture has a then-existing contractual relationship will continue to perform under the existing contract with Overture (to the extent that such performance is within the reasonable control of Yahoo) and, upon request by Overture, Yahoo shall not send any Yahoo Search Queries from any such entity in the event that no contractual relationship exists between the entity and Overture at the time of the date of acquisition, development or branding in whole or in party by or on behalf of Yahoo.

      1.54  [*].

      1.55 Yahoo Results means search results sold, bartered or bonused by Yahoo that are displayed in the Top Link Position solely on the first Yahoo Search Results Pages displayed in response to a Yahoo Search Query (i.e., no "next" Search Results Pages), unless Overture delivers the same Overture Results for any Yahoo Search Query according to Section 3.2 (in which case Yahoo will be entitled to display the same Yahoo Result on subsequent Yahoo Search Results Pages).

      1.56 Yahoo Search means the search functionality within Yahoo's principal, U.S.-targeted directory to the World Wide Web, currently located at http://www.yahoo.com, which search functionality currently resolves either to search.yahoo.com or to google.yahoo.com.

      1.57 Yahoo Search Box means a graphical area substantially similar in form to the example set forth in Exhibit B that appears on web pages across the Yahoo Network, including but not limited to the front page of Yahoo Search and all Yahoo Search Results Pages, through which a user can only submit a search query that is [*] a keyword or phrase that resolves to Yahoo Search. Additionally, searches initiated by a user clicking on the "next" button on a Yahoo Search Results Page and searches conducted after Yahoo provides the user with the correction to a misspelled word (in which case the user may click on the corrected spelling to connect to a Yahoo Search Results
            Page) and "Related Searches" (or similar functionality) that appear below the Featured Bottom Section as shown in Exhibit C will be deemed as submitted through a Yahoo Search Box. For clarity, search boxes that resolve to searchable directories other than [*] or successor directories thereto (e.g., searches submitted through any Yahoo Vertical, including but not limited to the search box that resolves to the specialty directory within Yahoo's


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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            shopping-related property) are not Yahoo Search Boxes.

      1.58 Yahoo Search Query means any search query comprised of a keyword or phrase and initiated through the Yahoo Search Box by a U.S. User. For clarity, search queries initiated through means other than the Yahoo Search Box (e.g., searches initiated through any Yahoo Vertical, including but not limited to the search box that resolves to the specialty directory within Yahoo's shopping-related property) will not be deemed a Yahoo Search Query.

      1.59 Yahoo Search Query Reports means information and data regarding (a) the performance of the Overture Results, to the extent provided by Yahoo and not collected by Overture directly, including but not limited to Impressions, the association with Yahoo of [*] and the total number of test queries performed by Yahoo; (b) the performance of [*], which information and data falls within the same categories as those listed in Exhibit F for which Overture must provide information and data about the Overture Results (e.g., [*] average cost per click and [*]); and, if applicable, (c) any statistics provided by Yahoo regarding the number and type of Yahoo Search Queries and U.S. Users.

      1.60 Yahoo Search Results Pages means those web pages within Yahoo Search, excluding the Jump Page, displayed in response to Yahoo Search Queries.

      1.61 Yahoo Top Link Coverage means the total number of Yahoo Search Queries that resulted in Yahoo's display of a Yahoo Result, divided by the total number of Yahoo Search Queries, as calculated by Yahoo on a Quarterly basis.

      1.62 Yahoo Vertical means any U.S. targeted, category-specific property within the Yahoo Network that is owned or operated by or on behalf of Yahoo or a U.S. based Yahoo Affiliate, including but not limited to Yahoo's travel-related property (currently located at http://travel.yahoo.com), finance-related property (currently located at http://finance.yahoo.com), shopping-related property (currently located at http://shopping.yahoo.com) and its music-related property (currently located at http://launch.yahoo.com).

2.    Licenses and Ownership.

      2.1 Licenses by Overture; Overture API and Licensed Materials. Subject to the terms and conditions of this Agreement, Overture grants to Yahoo a limited, non-exclusive, non-assignable, non-transferable, non-sublicensable license during the Term to use the Overture API solely for the purpose of enabling the exchange of Yahoo Search Queries and Overture Results between the parties in accordance with this Agreement and to reproduce, reformat and publicly display the other Licensed Materials provided by Overture on Yahoo Search Results Pages in accordance with this Agreement. Yahoo shall not cache or store any Overture Results or any other Licensed Material.

      2.2   Use of Reports.

            (a) Use of Overture Reports. Yahoo may use the Overture Reports and information disclosed under Section 8.4 only to verify performance and payment under this Agreement, and may reproduce the Overture Reports only as necessary to do so. [*]. Within 10 days (unless such data is needed for a potential dispute between the parties) after expiration or termination of this Agreement, Yahoo shall delete and destroy (and certify such destruction to Overture) or return to Overture any and all copies of Overture Reports in Yahoo's possession and all copies disclosed to Yahoo Affiliates. Other than the obligation to delete, destroy or return information, this Section 2.2(a) terminates when the Agreement terminates or expires.

            (b) Use of Yahoo Search Query Reports. Overture may use the Yahoo Search Query Reports and

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the
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                  information disclosed under Section 8.4 only to verify
                  performance under this Agreement or, as long as the Yahoo Search Query Reports are not associated with Yahoo or otherwise identifiable as being derived from Yahoo, for its internal purposes (e.g., [*]) and may reproduce Yahoo Search Query Reports as necessary to do so. [*]. Within 10 days (unless such data is needed for a potential dispute between the parties) after expiration or termination of this Agreement, Overture shall delete and destroy (and certify such destruction to Yahoo) or return to Yahoo any and all copies of reports provided by Yahoo pursuant to Section 8.4(c). Other than the obligation to delete, destroy or return information, this Section 2.2(b) terminates when the Agreement terminates or expires.

      2.3   Use of Information and Data.

            (a) Information and Data Collected by Yahoo. All information and data provided to Yahoo by users on the Yahoo Network or the Yahoo Foreign Properties or otherwise collected from users on the Yahoo Network or the Yahoo Foreign Properties by Yahoo will be retained and owned exclusively by Yahoo. Overture acknowledges that certain of that information and data may be related to the performance of the Overture Results (the "Overture Performance Data"). [*]. This Section survives expiration or termination of the Agreement.

            (b) Information and Data Collected by Overture. All information and data provided to Overture by users off the Yahoo Network and the Yahoo Foreign Properties or otherwise collected from users off the Yahoo Network and the Yahoo Foreign Properties by Overture will be retained and owned exclusively by Overture. Yahoo acknowledges that certain of that information and data may be related to Yahoo Search Queries (the "Yahoo Performance Data"). [*]. This Section survives expiration or termination of the Agreement.

      2.4   Ownership of Marks.

            (a) Overture Marks. Yahoo will not contest the validity of, or Overture's ownership of, any of the Overture Marks. During the Term, Yahoo will not, in any jurisdiction, adopt, use or register, or apply for registration of, whether as a corporate name, trademark, service mark or other indication of origin, or as a domain name, any Overture Marks, or any word, symbol or device, or any combination confusingly similar to any of the Overture Marks.

            (b) Yahoo Marks. Overture will not contest the validity of, or Yahoo's ownership of, any of the Yahoo Marks. During the Term, Overture will not, in any jurisdiction, adopt, use or register, or apply for registration of, whether as a corporate name, trademark, service mark or other indication of origin, or as a domain name, any Yahoo Marks, or any word, symbol or device, or any combination confusingly similar to any of the Yahoo Marks.

      2.5   Overture Licensed IP.

            (a) License Grant; Yahoo Results and Exclusive Results. In consideration of the rights and benefits provided hereunder (including but not limited [*]

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                  ), and subject to the terms and conditions of this
                  Agreement, Overture hereby grants to Yahoo during the Term of this Agreement a non-exclusive, non-assignable (except as set forth in Section 2.5(i) below), non-sublicensable, non-transferable (other than an assignment under Section 2.5(i) below), world-wide [*] license, on an as is basis, under the Overture Licensed IP to [*] and use an Equivalent Search Product for the exclusive purpose of generating Yahoo Results for display in the Top Link Position and Exclusive Results as described in Sections 4.4 and 5.1(b).

           (b) License Grant; Yahoo Verticals. Subject to the terms and conditions of this Agreement, Overture hereby grants to Yahoo and the Yahoo Affiliates a non-exclusive, non-assignable (except as set forth in Section 2.5(i) below), non-sublicensable, non-transferable (other than an assignment under Section 2.5(i) below), world-wide, [*] license exercisable during the Term, on an as is basis, under the Overture Licensed IP to [*] and use an Equivalent Search Product on any Yahoo Vertical and, to the extent that Overture-supplied search results are displayed within [*] during the Term, any Yahoo Foreign Vertical; provided that Yahoo and Yahoo Affiliates will not [*] or use the Equivalent Search Product under the foregoing license until the date that is at least [*] after Yahoo gives written notice to Overture that Yahoo or a Yahoo Affiliate intends to exercise the foregoing license, and Yahoo will continue to give Overture written notice for each subsequent Yahoo Vertical or Yahoo Foreign Vertical in which it or a Yahoo Affiliate intends to exercise the foregoing license. The parties agree to [*] to discuss ways in which Overture can offer and provide [*] on Yahoo Verticals and Yahoo Foreign Verticals. [*]. The term of each license exercised by Yahoo under this Section 2.5(b) shall continue until, but in no event extend beyond, [*], unless earlier terminated by Yahoo according to Section 2.5(k).

           (c) License Grant; Equivalent Search Products. Subject to the terms and conditions of this Agreement, Overture hereby grants to Yahoo and the Yahoo Affiliates a non-exclusive, non-assignable (except as set forth in Section 2.5(i) below), non-sublicensable, non-transferable (other than an assignment under Section 2.5(i) below), world-wide, [*] license, on an as is basis, under Overture Licensed IP to [*] and use an Equivalent Search Product solely within (1) Yahoo Search; (2) those Yahoo Verticals and Yahoo Foreign Verticals in which Overture-supplied search results are displayed as of the day before the date on which this Agreement either expires or terminates other than by reason of Yahoo's breach; and (3) those Yahoo Verticals and Yahoo Foreign Verticals in which Overture-supplied search results have been displayed at any time during the Term, but only in the case that Overture has ceased to supply such search results to that Yahoo Vertical or Yahoo Foreign Vertical due to either Overture's election to discontinue the applicable search service or Yahoo's election to discontinue the applicable search service by reason of Overture's breach; provided that Yahoo and Yahoo Affiliates will not [*] or use an Equivalent Search Product under the foregoing license until expiration of this Agreement or termination of this Agreement for any reason other than Yahoo's breach. The term of the license set forth in this
                  Section 2.5(c) shall continue until, but in no event extend beyond, [*], unless earlier terminated by Yahoo according

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                  to Section 2.5(k).

            (d)   License Restrictions.

                  (1)   [*]. With respect to the licenses set forth in this
                        Section 2.5, the rights to [*] extend only to the following circumstances:

                        (A) Yahoo and the Yahoo Affiliates will be entitled to [*] the Equivalent Search Products;

                        (B) Yahoo and the Yahoo Affiliates will be entitled to enlist Overture (subject to Overture's agreement) either (A) [*] of the Equivalent Search Products for Yahoo or the Yahoo Affiliate; or (B) to provide [*] of the Equivalent Search Products to Yahoo or the Yahoo Affiliate (e.g., in the case that Yahoo elects to use [*] as an Equivalent Search Product, or as a component thereof); and

                        (C) Yahoo and the Yahoo Affiliates will be entitled to [*] to build all or part of the Equivalent Search Products [*]; provided that (i) the Equivalent Search Products either are owned by Yahoo or a Yahoo Affiliate or are [*] Yahoo or a Yahoo Affiliate [*]; (ii) Yahoo operates and uses the Equivalent Search Products [*]

                              Overture will be entitled to update the list of Overture Disqualified Entities from time to time in writing, [*].

                  (2) [*] Yahoo Search Boxes. Yahoo will not be entitled to use any licenses hereunder in connection with [*] according to Section 3.1 below.


            (e) Overture Affiliate IP. With respect to the licenses granted under this Section 2.5, Overture will undertake all reasonable efforts to cause Overture Affiliates to grant to Yahoo identical licenses under the Overture Affiliate IP in the applicable regional markets. Notwithstanding the foregoing sentence, to the extent that Overture elects to transfer any Overture Licensed IP to any Overture Affiliate during the term of any license granted under this Section 2.5, such that the affected Overture Licensed IP becomes Overture Affiliate IP, Overture will undertake all steps necessary to ensure that Yahoo maintains the licenses hereunder to that Overture Affiliate IP.

            (f) Royalty. [*], the parties agree that the royalty payable under the license set forth in [*] should be [*]. For purposes of [*], a FMV royalty shall



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                  mean a royalty that would be agreed upon by a willing licensee and willing licensor in an arms length negotiation for a license of a substantially similar scope to the license granted under the applicable Section. Taking those factors into account, the parties agree that the royalty payable by Yahoo for exercise of the license under [*] (the "Applicable Royalty") shall be as follows:

                  (1) Upon Expiration. In the event of expiration of this Agreement, the Applicable Royalty shall be as follows:

                        [*]

                  (2) Upon Termination. In the event of termination of this Agreement under Section 15.4 (Termination for Change of Control) or other termination of this Agreement other than by reason of Yahoo's breach, the Applicable Royalty shall be as follows:

                        [*]

                  Under no circumstances shall the FMV royalty under [*] or the Applicable Royalty under [*] be payable until Yahoo commences to exercise the applicable license thereunder, nor shall it extend beyond the term of the applicable license (and, in no event, beyond [*]).

            (g) Procedure for Determination of Royalty. Upon written notice by Yahoo (1) no less than [*] days for purposes of Section 2.5[*], and (2) no sooner than [*] under Section 2.5(f)(2) for purposes of Section 2.5[*], Yahoo and Overture will negotiate in good faith and undertake commercially reasonable efforts to establish a FMV royalty. Upon such notice, each party will provide the other party with such information as the requesting party may reasonably request for purposes of establishing FMV, including but not limited to information concerning royalty-rates or other consideration under any other licenses granted by Overture under any Overture Licensed IP. Failure to mutually agree upon a specific royalty within [*] days after that notice will constitute an Escalation Event under Section 16.5(a) below. If the procedures outlined under
                  Section 16.5(a) fail to resolve the royalty, then, unless the parties mutually agree upon a third party appraiser to determine FMV, the parties agree to submit the determination of the royalty to arbitration. The arbitration will be conducted in accordance with Section 16.5(b) below, except that the Panel shall hold a hearing and render its decision within 90 days after appointment of the third arbitrator of the Panel. Either party shall be entitled from time to time to request that FMV be re-determined in accordance with the provisions of this Section 2.5(g), provided that such request shall not be made within [*] months after the previous determination of FMV; such re-determined FMV shall be used to compute the Applicable Royalty prospectively, effective as of the date such re-determination is requested in accordance with the provisions of this Section 2.5(g).

            (h) Other License Provisions. At the same time and under the same procedure as for the determination of a royalty under Subsection 2.5(g) above, the parties shall in good faith negotiate to determine the remaining provisions of the licenses under Sections 2.5[*], including but not limited to provisions relating to payment procedure, reporting procedure, record keeping requirements, audit procedure, default and cure, termination and dispute resolution.

            (i) Assignment. Notwithstanding the provisions of Section 16.2, Yahoo may, [*] the prior


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                  written consent of Overture, assign the licenses and other rights granted under this Section 2.5 to any entity that succeeds to all or substantially all of the assets and liabilities of Yahoo. Upon such assignment, the license set forth in this Section 2.5 will be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

            (j) Covenant not to Sue. Overture, on behalf of itself and the Overture Affiliates, covenants that neither Overture nor the Overture Affiliates will sue either (1) any advertiser for its use of or participation in an Equivalent Search Product operated by Yahoo or a Yahoo Affiliate in accordance with the licenses granted hereunder; or (2) any third party other than an [*] solely for its [*] in accordance with the licenses granted hereunder. For clarity, nothing herein shall be deemed to limit any claims of Overture against any third party with respect to any act or omission other than [*] in accordance with the licenses granted hereunder.

            (k) Termination. Yahoo will be entitled to terminate the foregoing licenses, in whole or as to any Overture Licensed IP, at any time on written notice to Overture. Should Overture terminate this Agreement under Section 15.2 below by reason of Yahoo's breach of this Agreement, all licenses under this Section 2.5 terminate. In addition, should Yahoo divest itself of all or part of a Yahoo Affiliate, such that the affected Yahoo Affiliate no longer is a Yahoo Affiliate as defined hereunder, all licenses under this Section 2.5 terminate with respect to that affected Yahoo Affiliate.

            (l) Nothing in this Agreement shall be construed as imposing any obligation upon Overture to provide any data, know-how or other information to Yahoo or the Yahoo Affiliates under the licenses identified in this Section 2.5.

      2.6 Ownership; Reservation of Rights. This Agreement is not intended to and shall not affect ownership by either party of any of its intellectual property rights, content, products and services, and nothing set forth in this Agreement shall be construed as the assignment or transfer of any ownership rights in any of the foregoing from one party to the other. Other than the express licenses set forth in this Section 2, nothing in this Agreement, and nothing in any press release or other statement made in connection with this Agreement (including but not limited to the press release planned under Section 12.3 below), will be deemed a license (by implication, estoppel or otherwise) under either party's patent rights or other intellectual property rights. Nothing in this Agreement, and nothing in any press release or in any other statement made in connection with this Agreement, will be deemed an admission by either party that any existing, planned or contemplated products, services or technology of the other party infringes or does not infringe its (or a third party's) patent or other intellectual property rights or that the other party's (or a third party's) patent or other intellectual property is valid. Likewise, neither party's performance according to the terms and conditions of this Agreement will in any way broaden the intellectual property rights of the other party. Both parties reserve all rights not expressly granted.

      2.7 Non-Waiver of Claims. Nothing herein constitutes a waiver of any pre-existing claims of one party against entities, or with respect to businesses, services or product lines, acquired by the other party during the Term of this Agreement or the term of a license under Section 2.5 above.

3.    Maintenance of Yahoo Search Box; Delivery of Yahoo Search Queries.

      3.1 Yahoo Search Box. Yahoo will enable all U.S. Users to initiate Yahoo Search Queries through the Yahoo Search Box. Yahoo will display the Yahoo Search Box on the front page of Yahoo Search and all Yahoo Search Results Pages. Yahoo will be entitled to display commerce-related "universal" search boxes (i.e., shopping and/or auctions) on the front page of Yahoo Search no

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            more than 5 days in a month. The Yahoo Search Box shall be the only
            [*] search functionality for general searches (e.g., [*]) of the World Wide Web displayed within the Yahoo Network during the Term (e.g., [*]). Yahoo will be entitled to [*] and to derive search traffic [*] (or similar search functionality) on [*] provided that such search traffic is directed to the Yahoo Search Results Pages. If Yahoo exercises its rights under the preceding sentence, then the parties will negotiate in good faith for the purpose of executing an amendment to this Agreement, which amendment will, at Overture's option, either (a) address the manner in which [*] and the method by which Yahoo will be compensated for such traffic; or (b) provide for the suppression of [*] for those Yahoo Search Results Pages displayed in response to a Yahoo Search Query from this [*], in which case the resulting Impression would not be counted hereunder and the provisions of Section 7 would not apply.

      3.2   Yahoo Search Queries; Delivery by Yahoo. Except as set forth in
            Section 5.4, Yahoo will send the Yahoo Search Query to Overture each and every time that a U.S. User initiates a search through a Yahoo Search Box. When a U.S. User submits a Yahoo Search Query by clicking on the "next" button on a Yahoo Search Results Page, Yahoo will differentiate the Yahoo Search Query in a manner acceptable to Overture so that Overture can deliver Overture Results that differ from those Overture Results appearing on the prior Yahoo Search Results Pages. Notwithstanding the foregoing, Yahoo acknowledges and agrees that Overture will be entitled to deliver the same Overture Results for any Yahoo Search Query initiated by a "next" button to the extent that Overture does not have additional Overture Results for the keyword or phrase. As of the Effective Date, the parties do not intend this Agreement to apply to Yahoo Search or to any search functionality within a Yahoo Vertical to the extent that the search functionality is accessed or enabled through wireless or voice services (however, the parties may include such wireless and voice services during the Term by mutual consent).

4.    Delivery and Maintenance of Overture Results.

      4.1 Delivery by Overture. After receiving a Yahoo Search Query from Yahoo, Overture will deliver to Yahoo, according to the Service Level Agreement attached hereto as Exhibit A, either Overture Results or a response that no results are being delivered for that Yahoo Search Query. Overture will be entitled to redirect URLs embedded within the Overture Results in the process of transferring a user to the Advertiser site promoted within the applicable Overture Result, so that Overture is able to record Actual Clicks.

            (a) Remedies. The parties acknowledge that it is in the financial best interest of both parties to avert Unresolved Catastrophic Problems and Recurrent Problems, as such terms are defined in the Service Level Agreement attached as Exhibit A hereto and this Agreement, respectively, and that the damages attributable to such Unresolved Catastrophic Problems and Recurrent Problems would be difficult to ascertain. Therefore, the parties have specified the liquidated damages below as a reasonable estimate of such damages and as each party's sole and exclusive remedy other than termination (in the event of an uncured, material breach pursuant to Section 15.2 below) for such Unresolved Catastrophic Problems that prevent Overture from fulfilling its delivery obligations pursuant to
                  Section 4.1 above and for Recurrent Problems. For purposes of this Section 4.1, a "Recurrent Problem" means any Problem, Severe Problem, or Catastrophic Problem (each, individually, a "Recurrent Problem Element"), or any combination of Recurrent Problem Elements, which renders the Overture Results unavailable or unusable for more than [*] in any [*], and is attributable to a single party.

                  (1) Yahoo Remedy for Unresolved Catastrophic Problems. For any Unresolved Catastrophic Problem within the reasonable control of Overture, Overture will pay to Yahoo an amount calculated as [*] of Gross Revenue that Yahoo would have earned pursuant to this Agreement during the period beginning [*] after the earlier of Overture's

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                        learning of, or Yahoo's providing notice to Overture
                        that a Problem, Severe Problem or Catastrophic Problem attributable to Overture has been detected but not resolved. Overture's liability for such payment will not extend beyond the point in time when (i) Overture has resolved the Catastrophic Problem, even if Yahoo has elected to manually override pursuant to Section IV(F) of the Service Level Agreement; or (ii) a Yahoo Technical Lapse is in effect. For clarity, Overture's liability would continue to accrue incrementally if Yahoo resolves such Technical Lapse but Overture has not resolved the Catastrophic Problem.

                  (2) Overture Remedy for Unresolved Catastrophic Problems. In the event of any Unresolved Catastrophic Problem within the reasonable control of Yahoo, Yahoo will pay to Overture an amount calculated as [*] of Gross Revenue that Overture would have earned pursuant to this Agreement during the period beginning [*] after the earlier of Yahoo's learning of, or Overture's providing notice to Yahoo that a Problem, Severe Problem or Catastrophic Problem attributable to Yahoo has been detected but not resolved. Yahoo's liability for such payment will not extend beyond the point in time when
                        (i) Yahoo has resolved the Catastrophic Problem to meet the acceptable performance standards set forth in the Service Level Agreement, or (ii) a technical lapse by Overture (such as a Problem, Severe Problem or Catastrophic Problem attributable to Overture) is in effect. For clarity, Yahoo's liability would continue to accrue if Overture resolves such technical lapse but Yahoo has not resolved the Catastrophic Problem.

                  (3) The Parties' Remedies for Recurrent Problems. The party responsible for any Recurrent Problem will pay the non-breaching party (the "NBP") an amount calculated as the [*] of Gross Revenue that the NBP would have earned during the total period in which the Recurrent Problem Elements occurred. The beginning of this period commences [*] after the party that is responsible for the Recurrent Problem initially learns of, or receives notice of, the occurrence of the first Recurrent Problem Element in the Recurrent Problem. The liability of the party responsible for the Recurrent Problem will not extend beyond the point in time when the responsible party has resolved the final Recurrent Problem Element in the Recurrent Problem and will not include periods when the NBP experiences a technical lapse during a Recurrent Problem Element. For clarity, the responsible party's liability would continue to accrue incrementally if the NBP resolves such technical lapse but the responsible party has not resolved the Recurrent Problem Element.

      4.2 Suppression by Overture. Overture will suppress delivery of certain Overture Results to Yahoo in accordance with the following:

            (a) [*]-Related Overture Results. Overture will suppress [*]-related Overture Results, at a minimum, to the same degree as the [*] that appear on the Overture Site as of the Effective Date. Upon receipt by Overture of [*] Yahoo Search Query for which Overture has [*] Overture Results, Overture will send to Yahoo such [*] Overture Results. For all other [*] Yahoo Search Queries, Overture shall not return any Overture Results, and if Overture does send an Overture Result, then Yahoo shall be entitled to block such Overture Result from being displayed pursuant to Section 4.5(a) below. The parties acknowledge and agree that the delivery of [*]-related Overture Results to Yahoo is not contemplated by this Agreement and, thus, [*].

            (b) Overture Results related to [*]. Overture will suppress Overture Results that link directly to a page owned or operated by [*].

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            (c)   Overture Results in response to Excluded Terms. Overture will not deliver Overture Results to Yahoo in response to a U.S. User's search of the Yahoo Search for an Excluded Term.

            (d) Overture Results identified by Yahoo. Upon a reasonable request by Yahoo according to Section 4.5 below, Overture agrees to cease delivery of the affected Overture Result.

            (e) Suppression of all Overture Results. Overture will be entitled to cease delivery of all Overture Results for any Yahoo Search Query in Overture's keyword marketplace that triggers Overture's compliance obligations under this Section 4.2.

      4.3 Display by Yahoo. After receiving Overture Results from Overture in response to a Yahoo Search Query, Yahoo will display the Required Number of Overture Results in the Featured Sections as provided for in this Agreement, unless Overture provides less than the Required Number of Overture Results to Yahoo in response to the particular Yahoo Search Query, in which case Yahoo will display all Overture Results provided by Overture in the Featured Sections.

            (a) Order and Appearance. On the Effective Date and during any population test pursuant to the Estimated Yahoo Payment and Guaranteed Fixed Payment Adjustment Process set forth in Exhibit K, the Yahoo Search Results Page shall be displayed as provided for in Exhibit C. Yahoo will display the Overture Results in the order provided by Overture. Yahoo will display Overture Results in the Featured Sections with Overture's full title and a truncated description, both of which together will consist of no less than 88 characters (as shown in the mock-up attached as Exhibit C hereto), as well as with the full URL of the web page associated with each Overture Result. When viewed via Microsoft's principal "Internet Explorer" browser product (U.S. versions 4.0 and higher) on the Microsoft Windows platform or any other browser that easily supports a mouse over implementation, the title will give rise to the full description to the extent that the user passes his or her cursor over the title (a "Mouse Over"), which Mouse Over will be substantially similar in form to the example set forth in Exhibit C. Yahoo will not modify [*] of the Overture Results, except that Yahoo will truncate the description as described in the foregoing sentence. The only content in the Featured Sections shall be the Overture Results and the Yahoo Results, as provided for in this Agreement. All of the Search Result Characteristics of the Overture Results and the Yahoo Results in the Featured Sections, as well as the Exclusive Result, shall be identical. To the extent that the [*] of the Overture Results and the [*] are not identical to the Main Body Search Results, Yahoo will provide Overture with written notice, and any dispute regarding the difference between [*] will be deemed an Escalation Event that is not subject to arbitration under


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                  Section 16.5(b) below (i.e., [*]). The entire first search result in the Featured Top Section shall appear Above the Fold. The heading of the Featured Sections shall be "Sponsor Matches" or such other heading as is mutually agreed upon by the parties. Yahoo agrees that it will not [*].

            (b) Increases in the Required Number of Overture Results. Yahoo will be entitled to increase the number of Overture Results that appear within the Featured Sections as long as Yahoo (a) provides Overture with no less than [*] prior written notice of the increase setting forth the keywords and terms for which the number of Overture Results shall be increased and the duration of time that the increase will last (which in no event shall be less than [*]); (b) enlarges the applicable Featured Section, as determined by Yahoo, proportionally to account for the increased number of Overture Results; and (c) confers with Overture regarding possible revisions to the Service Level Agreement in order to account for the additional Overture Results and, to the extent that the parties cannot agree on the appropriate revision or whether a revision to the Service Level Agreement is warranted at all, the parties will resolve the issue via the escalation provisions set forth in
                  Section 16.5(a). If Yahoo elects to [*] within the Featured Sections after the date that is [*] from the Effective Date, then Yahoo will provide Overture with [*] days prior written notice, and Yahoo agrees to add one additional Overture Result to the Featured Top Section with respect to [*] keywords or phrases upon which the parties mutually agree, which agreement will not unreasonably withheld, for the period during which [*].

            (c) No Incentives to Click. Yahoo will not provide users with any incentives (e.g., points or special offers) to click on Overture Results.

      4.4 Preemption by Yahoo. In response to Yahoo Search Queries, Yahoo will be entitled to display either (a) one Yahoo Result on the first Yahoo Search Results Pages, unless Overture delivers the same Overture Results for any Yahoo Search Query according to Section 3.2 (in which case Yahoo will be entitled to display the same Yahoo Result on subsequent Yahoo Search Results Pages), in the Top Link Position; or (b) one Exclusive Result (as defined below) in the "Yahoo! Exclusives" (or similarly named) section of the Yahoo Search Results Pages according to Section 5.1(b) below. If Yahoo elects to display a Yahoo Result in the Top Link Section in response to a particular Yahoo Search Query, then the Required Number of Overture Results in the Featured Top Section for the particular Yahoo Search Query will be reduced to two.

      4.5 Removal by Yahoo; Potential Liability; Excluded Terms; Contextual Relevance. Yahoo will be entitled to block the display of any Overture Result for which Overture has an obligation to suppress delivery pursuant to Section 4.2 and this Section 4.5.

            (a) Overture Results that Yahoo deems Objectionable. As it consistently administers its company-wide advertising policies-(e.g., [*]), Yahoo will be entitled to block Overture Results that do not comply with such policies from the Yahoo Search Results Pages or to amend the list of Excluded Terms to include any keywords or phrases to which those Overture Results relate, as reasonably determined by Yahoo. Yahoo also will be entitled to block or to request removal of any Overture Results that [*]. Yahoo also will be entitled to block or to request removal of any Overture Results that, in Yahoo's reasonable belief, might [*] or might [*]. In any event, Yahoo agrees to notify Overture and to provide Overture with an electronic copy of the Overture Results that give rise to Yahoo's request.

            (b) Overture Results that Yahoo deems Contextually Irrelevant. As it consistently administers its Yahoo Search-wide editorial policies, Yahoo will be entitled to block or to request removal of any Overture Results that are not contextually relevant to the Yahoo Search Query. The


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                  parties will discuss relevancy issues in good faith, including but not limited to the means for resolving relevancy issues (e.g., revision of title and description, filter or removal). Any disagreement between Overture and Yahoo concerning whether an Overture Result is contextually relevant under this Section 4.5(b) shall give rise to an Escalation Event.

      4.6 Yahoo Suppression. Yahoo will suppress delivery of certain Yahoo Results in accordance with the following:

            (a) Results that Overture deems Potentially Damaging. Overture will be entitled to request that Yahoo not display any Yahoo Results that, in Overture's reasonable belief, might subject Overture to criminal or civil liability.

            (b) Contextual Relevance. As it consistently administers its editorial policies, Overture will be entitled to request that Yahoo not display any Yahoo Results that are not contextually relevant to the Yahoo Search Query. The parties will discuss relevancy issues in good faith, including but not limited to the means for resolving relevancy issues (e.g., revision of title and description, filter or removal). Any disagreement concerning this Section 4.6(b) shall give rise to an Escalation Event.

5.    Yahoo Search Results Pages; Featured Sections.

      5.1 Creation and Maintenance of Yahoo Search Results Pages. Yahoo will create and maintain the Yahoo Search Results Pages during the Term and, except as set forth in Section 5.4, display a Yahoo Search Results Page in response to the submission of every Yahoo Search Query.

            (a) Editorial Control. Yahoo will be solely responsible for the design, layout, "look and feel," posting and maintenance of the Yahoo Network, including but not limited to the Yahoo Search Results Pages and any sections thereof. Notwithstanding any provision herein to the contrary, except Section 4.3(a) and the introductory paragraph thereto which contain the minimum display requirements, Yahoo will be entitled to redesign or modify [*], of the Yahoo Network, including but not limited to the Yahoo Search Results Pages and any sections thereof. Yahoo will undertake commercially reasonable efforts to provide Overture with a reasonable amount of notice prior to implementing any Redesign of the Yahoo Search Results Pages.

            (b) Pre-Approved Change to Yahoo Search Results Pages. With respect to Yahoo Search Results Pages on which Yahoo does not display a Yahoo Result, Overture hereby approves Yahoo's creation and display of a "Yahoo! Exclusives" (or similarly named) section on the Yahoo Search Results Pages, which section will include no more than one search result (an "Exclusive Result") and might appear above the Featured Top Section.

            (c) Acknowledgement of Redesign. The parties acknowledge and agree that Yahoo might implement more than one "look and feel" for the Yahoo Search Results Pages, which "look and feel" could vary based on the nature of the Yahoo Search Query, as determined by Yahoo.

            (d) "Sponsor Matches" Link. Both parties acknowledge and agree that, with respect to the page to which users navigate directly from the "What are Sponsor Matches?" link (as shown on the mock-up) or other similar link on the Yahoo Search Results Page (the "Help Page"), the Help Page that has been used prior to the Effective Date shall be the Help Page that is used after the Effective Date, unless otherwise mutually agreed upon by the parties.

      5.2 Creation and Maintenance of Featured Sections. Yahoo will create and maintain the Featured Sections on the Yahoo Search Results Pages throughout the Term in accordance with the terms of


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            this Agreement, including but not limited to Section 4.3(a) above.
            On the Effective Date and during any population test pursuant to the Estimated Yahoo Payment and Guaranteed Fixed Payment Adjustment Process set forth in Exhibit K, the Featured Sections shall be displayed as provided for in Exhibit C.

      5.3 Blocked Content. Yahoo will undertake commercially reasonable efforts not to sell advertising units (including but not limited to pop-up windows) that block any portion of a user's view of the Overture Results [*].

      5.4 Jump Page displayed in response to Hybrid Search Queries. With respect to [*] Yahoo Search Queries for which "filtered" Overture Results are available (the "Hybrid Search Queries"), Yahoo will be entitled to present a jump page (the "Jump Page") to each and every U.S. User in response to that U.S. User submitting a Hybrid Search Query, which Jump Page will (a) inform the U.S. User that the Hybrid Search Query is likely to return [*] search results; (b) enable the U.S. User to navigate directly to a contextually relevant Yahoo Search Results Page and, to the extent that the U.S. User selects this option, Yahoo will send the Hybrid Search Query to Overture in accordance with Section 3.2 above; (c) enable the U.S. User to submit a new Yahoo Search Query; and, in some cases, (d) enable the U.S. User to navigate directly to a page within a third party web site on which contextually relevant [*] search results are displayed, thereby terminating the Hybrid Search Query. Any other treatment of Hybrid Queries will be subject to mutual agreement of the parties. The parties acknowledge and agree that the Jump Page does not constitute a Yahoo Search Results Page, and that Yahoo's treatment of Hybrid Search Queries in this manner does not constitute a breach of this Agreement. The parties further acknowledge and agree that the delivery of [*] Overture Results to Yahoo is not contemplated by this Agreement and, thus, Yahoo [*].

6.    Technical Implementation; Interaction between the Parties.

      6.1 Compliance with Service Level Agreement. Each party will comply with the terms and conditions of the Service Level Agreement attached hereto as Exhibit A.

      6.2 Technical Resources; Quarterly Meetings. During the Term, each party will contribute those technical resources reasonably necessary to facilitate the exchange of Yahoo Search Queries and Overture Results and the improvement of the tracking and reporting outlined in
            Section 8.4 below. The search product development teams of the parties will meet no less than once per Quarter to exchange information regarding relevance of Overture Results and Yahoo Results and developing trends in the search product market.

      6.3 No Disparaging Comments. Yahoo will not post any disparaging comments attributable to Yahoo about Overture or the Overture Results on Yahoo Search and the accompanying directory property during the Term (e.g., [*]), and Overture will not post any disparaging comments attributable to Overture about Yahoo or Yahoo Search on the Overture Site during the Term. In addition, during the Term, Yahoo agrees (a) not to use Overture's Confidential Information, the Overture Results or the Overture Reports for the purpose of selling Overture advertisers placement in any Yahoo search sponsor matches program; (b) not to target Overture advertisers by parsing the Overture XML feed for Overture advertiser contact information or by obtaining such information from another source provided by Overture. Notwithstanding the foregoing, under no circumstances shall this Agreement be deemed to restrict Yahoo in any manner from: (1) marketing any Yahoo product or service (including but not limited to any Yahoo sponsor matches program) to any existing Yahoo advertiser, content provider, or Yahoo registered user; (2) marketing any Yahoo product or service to any potential Yahoo


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            advertiser through "one-to-one" contacts (e.g., telephone calls, letter, e-mails, sales calls); or (3) marketing any Yahoo product or service through any mass media (e.g., television, radio, print, online) that does not specifically target Overture advertisers by name. For clarity, individual Yahoo! salespeople may distinguish Yahoo! sponsor matches programs from Overture's by comparing aspects of the two programs (e.g., [*]).

      6.4 Co-Marketing Opportunities. The parties agree to deliver marketing messages on behalf of each other via email or other means, the recipients, content and timing of which will be mutually agreed upon by the parties, which approval shall not be unreasonably withheld.

7.    Exclusivity; Additional Domestic Opportunities; International.

      7.1   Exclusivity.

            (a) General. Except as set forth herein, the Overture Results will be the only Restricted Search Results displayed by Yahoo within [*] during the Term. In addition, other than Yahoo Results and Exclusive Results displayed by Yahoo in accordance herewith and any search results for which Yahoo is compensated through its [*], Yahoo will not display within Yahoo Search any [*]. Finally, Yahoo will not display Paid Advertising that promotes the Restricted Search Results of any [*] in the area between the [*] and the [*] or [*] or [*] of the Featured Top Section.

            (b) [*]. During the Term, Yahoo will not enter into any agreement with any third party under which Yahoo is supplied with (1) [*] products for use within [*]; or (2) [*] products for use on the Yahoo Network, which [*] products (i) are [*] to Overture's [*] search service as of the Effective Date; and
                  (ii) assemble Restricted Search Results for display in response to general searches [*]. During the Term, if [*] offers a service outside the scope of the [*], then Yahoo is free to utilize that service on the Yahoo Network, subject to
                  Section 7.3 below.

      7.2   Exclusions; Clarifications; Acknowledgements.

            (a) Exclusions; Yahoo Listings and [*]. Notwithstanding anything to the contrary in this Agreement, Yahoo will be entitled to continue to offer and grow its listings businesses (e.g., [*]), as long as Yahoo does not place its directory "Sponsor Listings" (or similarly named listings) within Yahoo Search in a manner that [*] (for clarity, [*]). In addition, notwithstanding anything to the contrary in this Agreement, Yahoo will be entitled to monetize all or part of the Main Body Search Results by


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                  implementing [*], provided that Yahoo will notify Overture, and discussions arising therefrom will be deemed an Escalation Event (with the criteria being whether [*]), before Yahoo itself [*] (or instructs the [*]) to the fact that a Main Body Search Result is paid. Any [*] results will be displayed with the same Search Result Characteristics as the other Main Body Search Results, and the [*] results may not be displayed in a separate section, but rather must be displayed among the other Main Body Search Results. Overture acknowledges and agrees that (1) Yahoo may not have control over [*]; and (2) Yahoo uses and will continue to use the fact that a web site within its directory is [*] for display in the Main Body Search Results.

            (b) Clarifications; U.S. Users. For clarity, the exclusivity set forth in this Section 7 extends to U.S. Users on Yahoo Search only, unless the parties mutually agree in an executed amendment to this Agreement to broaden the exclusivity to include New Domestic Opportunities or International Opportunities as set forth in Section 7.3 and 7.4 below.

            (c) Acknowledgements; European Users on Yahoo Search. Overture acknowledges and agrees that Yahoo has entered into agreements with (a) LookSmart International Pty Limited ("LookSmart Australia") under which, among other things, LookSmart Australia provides and Yahoo displays Restricted Search Results in response to search queries submitted to Yahoo Search from Internet Protocol addresses within Australia or New Zealand, as measured by Yahoo; and (b) eSpotting Media
                  (UK) Limited ("eSpotting UK") under which, among other things, eSpotting UK might provide and Yahoo might display Restricted Search Results in response to search queries submitted to Yahoo Search from Internet Protocol addresses within Europe, as measured by Yahoo. Overture agrees that nothing in this Agreement will be construed to prohibit, restrict, or otherwise prevent Yahoo from continuing to participate in and pursue the foregoing relationships, as long as these pursuits do not violate this Agreement. Nothing in this provision or Agreement shall be construed to constitute an admission by Overture that any third party system does not infringe any Overture intellectual property right. Further, nothing in this provision or Agreement shall preclude Overture from asserting a claim for infringement against any third party for infringement of Overture's intellectual property or seeking an injunction against providing infringing search results to others, including Yahoo.

      7.3 Additional Domestic Opportunities. If, during the Term, Yahoo elects to create a new opportunity for a [*] for display on the Yahoo Network but outside Yahoo Search and Yahoo Directory (the "New Domestic Opportunity"), then Yahoo will provide Overture with written notice that sets forth Yahoo's business requirements for the New Domestic Opportunity. The parties will negotiate in good faith for the purpose of executing an amendment to this Agreement under which Overture will provide the New Domestic Opportunity under reasonable terms and conditions. [*].


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      7.4   International Opportunities. The parties will negotiate in good faith for the purpose of executing an amendment to this Agreement under which Overture or an Overture Affiliate will provide Restricted Search Results within certain mutually agreed upon areas of those Yahoo Foreign Properties located within the [*], which provision by Overture cannot occur until Yahoo's or the Yahoo Affiliate's pre-existing contractual obligations with respect to the display of Restricted Search Results on the [*] expire or terminate. If, during the Term, Yahoo or a Yahoo Affiliate elects to create a new opportunity for a third party to provide Yahoo with Restricted Search Results for display on any Yahoo Foreign Property (the "International Opportunity"), then Yahoo will provide Overture with written notice that sets forth Yahoo's business requirements for the International Opportunity. The parties will negotiate in good faith for the purpose of executing an amendment to this Agreement under which Overture will provide the International Opportunity under reasonable terms and conditions. [*]. Upon Overture providing services in a new market under this Agreement, whenever a user of such market conducts a search on Yahoo Search, Yahoo shall display Overture's search results for that market and not the Overture Results.

8. Overture's Payment Obligations. Overture will make payments to Yahoo in accordance with the following:

      8.1 Guaranteed Fixed Payments. Overture will make the applicable Guaranteed Fixed Payment to Yahoo within [*] days after the start of the applicable Quarter according to the schedule set forth below, unless the applicable Guaranteed Fixed Payment is reduced according to Section 8.7 below. If the parties reasonably believe that a Revenue Share Payment will be less than the Guaranteed Fixed Payment in a particular Quarter, then Overture shall pay to Yahoo a [*] reasonable estimate of the next Guaranteed Fixed Payment due (which reasonable estimate shall not bind either party to such number) and, once the parties determine the correct Guaranteed Fixed Payment for that Quarter according to Section 8.7 below, the party that owes money to the other shall pay the same. If Yahoo owes money to Overture, then Overture shall be entitled to reduce its next payment(s) by the amount that is owed until the entire amount has been repaid.

           ------------------------------------------------------------
           Quarter                             Guaranteed Fixed Payment
           ------------------------------------------------------------
           Q1                                  $[*]
           ------------------------------------------------------------
           Q2                                  $[*]
           ------------------------------------------------------------
           Q3                                  $[*]
           ------------------------------------------------------------
           Q4                                  $[*]
           ------------------------------------------------------------
           Q5                                  $[*]
           ------------------------------------------------------------
           Q6                                  $[*]
           ------------------------------------------------------------
           Q7                                  $[*]
           ------------------------------------------------------------
           Q8                                  $[*]
           ------------------------------------------------------------
           Q9                                  $[*]
           ------------------------------------------------------------
           Q10                                 $[*]
           ------------------------------------------------------------
           Q11                                 $[*]
           ------------------------------------------------------------
           Q12                                 $[*]
           ------------------------------------------------------------

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
           ------------------------------------------------------------
           Each Quarter of any Extension Term  $[*]
           ------------------------------------------------------------

      8.2 Revenue Share Payments. Overture will make Quarterly revenue share payments (the "Revenue Share Payments") to Yahoo based on Gross Revenue in the applicable Quarter according to the schedule set forth below, but only to the extent that the applicable Revenue Share Payment exceeds the applicable Guaranteed Fixed Payment made by Overture (e.g., if the Revenue Share Payment for the applicable Quarter were to exceed the Guaranteed Fixed Payment made by Overture for the applicable Quarter, then Overture would make a payment to Yahoo in the amount of the difference between the applicable Revenue Share Payment and the applicable Guaranteed Fixed Payment). [*]. Percentages of Gross Revenue apply solely to Gross Revenue within each of the ranges listed below (i.e., [*]). Revenue Share Payments are due and payable to Yahoo within [*] days after the end of the applicable Quarter.

            [*]

            Overture will retain all revenue that it derives from the Overture Results, except as specifically set forth in this Agreement.

      8.3   Advance Payment; Renewal Fee; Prior Agreement True-Up.

            (a) Advance Payment. On or before the date that is [*] days after the Effective Date, Overture shall pay to Yahoo, as an advance payment, [*] of the Guaranteed Fixed Payment due for [*] as specified in Section 8.1 above (the "Advance Payment"). If this Agreement is terminated prior to the end of the [*], then Yahoo will apply the Advance Payment to any amount owed by Overture to Yahoo hereunder. If the Advance Payment is greater than the amount owed by Overture to Yahoo hereunder, then the difference between the amount of the Advance Payment and the amount owed by Overture to Yahoo hereunder shall be refunded to Overture within [*] days after the effective date of termination.

            (b) Renewal Fee. If Yahoo irrevocably exercises its First Option (as defined below) according to Section 10 below and so notifies Overture in writing no later than April 30, 2004, then Overture shall pay to Yahoo a renewal fee in the amount of $2,000,000 within 60 days after Yahoo's notice.

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            (c)   Prior Agreement True-Up. The parties acknowledge and agree that, under the Prior Agreement and in consideration of Yahoo's performance under the Prior Agreement, Overture owes additional fees in the amount of $[*] (the "True-Up Payment"). Overture shall pay the True-Up Payment to Yahoo within [*] days after the Effective Date.

      8.4   Tracking; Reporting.

            (a) Tracking. Yahoo will include [*] search URLs or other source feed indicators provided by Overture (the "Tags") for (i) [*];
                  (ii) Yahoo Search Results Pages within the Yahoo Network within which Overture Results are displayed and (iii) any search service testing performed by Yahoo related to the Overture Results. Overture will use the Tags solely for [*].

            (b) Overture Reporting. Overture will be responsible for tracking and calculating Gross Revenue and Revenue Share Payments. Overture will provide Yahoo a monthly report that sets forth in reasonable detail the information listed in Exhibit F (the "Overture Reports") in a format to be mutually agreed upon by the parties. All reports provided hereunder will be accompanied by a certificate of accuracy, signed by Overture's Chief Financial Officer or similar officer with responsibility for the reporting function.

            (c) Yahoo Reporting. Yahoo will provide Overture with access to either offline reports or an online database (and each of which will be deemed Yahoo Search Query Reports to the extent reduced to tangible form by or for Overture) that sets forth Yahoo's calculation of the Yahoo Search Queries, Impressions and "next" button Yahoo Search Queries delivered hereunder in the aggregate, as well as the number and percentage of Timeouts (as that term is defined in the Service Level Agreement attached hereto as Exhibit A) and the number of times that Yahoo displayed an impression that was not in compliance with the terms of this Agreement. The Impression information shall be reflected in the on-line reporting database within 48 hours. In addition, with respect to the Yahoo Results and Exclusive Results, Yahoo will provide Overture with a Yahoo Search Query Report that sets forth in reasonable detail monthly Impressions for the Yahoo Results and Exclusive Results in the aggregate and the aggregate information and data that falls within the same categories as those listed in Exhibit F for which Overture must provide information and data about the Overture Results (e.g., total clicks, average cost per click and average click-through rate). All reports provided hereunder will be accompanied by a certificate of accuracy, signed by Yahoo's Chief Technology Officer or similar officer with responsibility for the reporting function.

            (d) `Bot Traffic. Yahoo will implement a tracking solution that tracks the number of Impressions (i.e., a tracking solution that determines which Yahoo Search Queries were performed by U.S. Users, thereby qualifying as Yahoo Search Queries, and which search queries were performed by `bots, metaspiders, macro programs, Internet agents, any other automated means, or by Yahoo as part of any testing in accordance with the subsection (e) below and the Service Level Agreement).

            (e) Mutual Exchange of Information. The parties hereby agree to negotiate in good faith for [*] days following the Effective Date to provide an exchange of information during the Term that (i) enables either Overture to develop its own reasonable estimates of `bot traffic in addition to the numbers reported in the Yahoo Search Query Reports or Yahoo to develop its own marketplace for the Yahoo Results and Exclusive Results, (ii) does not violate any law or regulation affecting user privacy,
                  (iii) provides contractual assurances to each party that such information will not be used for any purpose other than those set forth in subsection (i) above, and (iv) provides standards for storing and destroying such information. The parties acknowledge and agree that the goal of this Section 8.4(e) is to exchange that information

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                  reasonably necessary for each party to administer this
                  Agreement on a timely basis and to mutually determine relative fault for adjustments to the Estimated Yahoo Payment and the Guaranteed Fixed Payments under Section 8.7 below. Any failure to complete such negotiations will trigger an Escalation Event pursuant to Section 16.5(a) below.

            (f) Testing. Yahoo agrees to (i) identify search queries submitted by Yahoo in connection with any test conducted by Yahoo in accordance with the Service Level Agreement as "test" queries by marking them as such in a data field at the time of submission; and (ii) include a total of these "test" queries in the Yahoo Search Query Reports.

      8.5 Mutual Audit Rights. Each party (the "Auditing Party"), at its own expense, will be entitled to retain a reputable, independent certified public accounting firm reasonably acceptable to the other party (the "Audited Party") solely for the purpose of auditing, at a mutually agreed upon time during normal business hours, those records of the Audited Party that relate to the calculation of `bot traffic, Click-Through Rate, Price Per Click, Impressions, Yahoo Results, U.S. Users, Gross Revenue or the Revenue Share Payments. Prior to an audit, the Auditing Party will require the certified public accounting firm (the "Auditor") to sign a confidentiality agreement reasonably acceptable to the Audited Party, and the results of the audit will be deemed "Confidential Information". Such audit shall be conducted in accordance with generally accepted auditing standards and the Auditor will be entitled to disclose to the Auditing Party only whether or not the Audited Party is in compliance and the amount of any non-compliance, if any, and will be precluded from disclosing any other Confidential Information to the Auditing Party without written consent of the Audited Party. If an audit reveals an underpayment, then the Audited Party will immediately make payment to the Auditing Party in the amount of the underpayment [*]. If an audit reveals an underpayment or miscalculation of more than 10%, then the Audited Party will pay the reasonable cost of that audit. Either party shall only be entitled to [*] during the Term, which will apply to the prior [*] under the Agreement. Upon request by the Auditor, Yahoo shall provide the Auditor access to its query logs to confirm compliance with the Guaranteed Impressions of this Agreement.

      8.6 Payment Mechanics. Overture will make payments to Yahoo in U.S. dollars via wire transfer into Yahoo's main account according to the instructions set forth below:

            [*]

      8.7   Estimated Yahoo Payment and Guaranteed Fixed Payment Reductions.

            (a) Principles. The principles below convey the shared understanding of the parties of how economic value is generated and how actions by the parties can change the rate of economic value creation:

                  (1) [*] is responsible for Impressions as modeled in this Agreement.

                  (2) [*] is responsible for Coverage as modeled in this Agreement.

                  (3) [*] is responsible for PPC as modeled in this Agreement.

                        [*] based its PPC model on [*]. [*] may impact PPC in a number of different ways (but the parties recognize that such ways may or may not adversely affect PPC) which will be considered by the parties in



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                        determining relative fault in their discussions and in
                        third party arbitration. These ways include (but are not limited to) by [*].

                        The PPC on [*] is one indicator of the degree to which [*] is achieving the PPC for which it is responsible. [*].

                  (4)   [*] is responsible for CTR as modeled in this Agreement.

                        [*] based its CTR model on the [*]. [*] may impact CTR in a number of different ways (but the parties recognize that such ways may or may not adversely affect CTR) which will be considered by the parties in determining relative fault in their discussions and in third party arbitration. These ways include (but are not limited to) [*] and [*] may impact CTR through [*].

            (b) Estimated Yahoo Payment. Once a Measurement Period is triggered, the Estimated Yahoo Payment and Guaranteed Fixed Payment Adjustment Process set forth in Exhibit K will be followed. If an adjustment in the Estimated Yahoo Payment is required, then the following formula will be used to determine that adjustment:

                  [*]

            (c) Credit for Guaranteed Fixed Payment. If the Revenue Share Payment is less than the Guaranteed Fixed Payment in Quarter X, then Overture will be credited toward the Guaranteed Fixed Payment in Quarter Y an amount (the "Credit") = [*]:

                  (1)   [*], or
                  (2)   [*].

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                  If the above calculation occurs during the final Quarter of the Agreement (inclusive of any Extension Terms), then the Term of the Agreement will be extended until the actual Revenue Share Payment is equal to the Credit. For clarity, [*]. If the parties mutually agree not to extend the Term as set forth herein, then Yahoo will pay the amount of the Credit to Overture within [*] days after the expiration of the Agreement.

            (d) Measurement Period. A Measurement Period is triggered when the [*]. At the time a Measure Period is triggered, the Parties shall determine a fair reserve from the Guaranteed Fixed Payment as described in Section 8.1 above.

                  By way of example, [*].


            (e) Adjustment. If, in a Quarter subsequent to a Measurement Period, the Yahoo Revenue Share exceeds the Estimated Yahoo payment for that Quarter (as adjusted, if applicable), then Overture will reset the Estimated Yahoo Payment and the Guaranteed Fixed Payment for the subsequent Quarter to the level calculated using the formula in Section 8.7(b) above, subject to the following exceptions:

                  (1) To the extent that the Guaranteed Fixed Payment is adjusted upwards [*].

                  (2) The Guaranteed Fixed Payment will not be adjusted upwards unless the actual revenue share to Yahoo is greater than or equal to [*]% of Estimated Yahoo Payment for a given Quarter.

      8.8 Late Payments. Any Guaranteed Fixed Payment or undisputed Revenue Share Payment that is paid more than [*] days late will bear interest at the rate of [*]% per month.

      8.9   [*]


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9.    Impressions.

      9.1 Deliveries. Yahoo will deliver the Guaranteed Impressions for each Quarter, except that Yahoo will be deemed to have delivered the Guaranteed Impressions for any Quarter in which [*] for that Quarter. Additionally, if [*], then Yahoo will be deemed to have delivered the Guaranteed Impressions for that Quarter, regardless of the number of Impressions actually delivered. For clarity, Yahoo will continue to deliver Impressions hereunder, by virtue of delivering each and every Yahoo Search Query to Overture according to Section 3.2 above, even if Yahoo has delivered the Guaranteed Impressions for a particular Quarter. For additional clarity, the fact that the Guaranteed Impressions are deemed delivered hereunder will not preclude the parties from considering Impressions in connection with an adjustment under Section 8.7 above.

      9.2 Remedy, Make-Good. If Yahoo does not deliver the Guaranteed Impressions within the applicable Quarter, then it will "make good" the shortfall by extending its obligations hereunder at the end of the Initial Term or the end of the applicable Extension Term, if any, until it delivers the Guaranteed Impressions.

10. Yahoo's Option to Extend. Yahoo shall have two options to extend the Term, each of which shall extend the Term by an additional two or three years, as determined by Yahoo. The first option to extend ("First Option"), if exercised by Yahoo, shall extend the Term for a period commencing on May 1, 2005 and continuing until either April 30, 2007 or April 30, 2008 (an "Extension Term"), depending on whether Yahoo chooses the two year option or three year option. In order for Yahoo to exercise the First Option, Yahoo must notify Overture in writing prior to [*] of its desire to exercise such option. The second option to extend ("Second Option"), if exercised by Yahoo, shall extend the Term for a period commencing on the date on which the first Extension Term expires (i.e., either April 30, 2007 or April 30, 2008) and continuing for a period of either two or three years from


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      the date on which the first Extension Term expires, depending on whether
      Yahoo chooses the two year option or three year option. In order for Yahoo to exercise the Second Option, Yahoo must have exercised the First Option and Yahoo must notify Overture in writing prior to the date that is [*] prior to the end of the First Option of its desire to exercise the Second Option. All notices of exercise hereunder must disclose whether Yahoo is extending the Term for two years or three years.

11.   Representations and Warranties.

      11.1 Overture Warranties. Overture represents and warrants that it has full power and authority to enter into this Agreement. Overture further represents and warrants to Yahoo that Overture's total costs for credit card charges and bad debt for the first 9 months of 2001 was [*]% of amounts earned by Overture for Bidded Clicks. Bad debt for the purpose of this Agreement consists of matters which Overture categorizes in its normal course of business as uncollectable revenues and invoiced revenues that are not collected. Overture uncollectable revenues consists of the following: credit card fraud; adjustments for system and other errors in billing on a client account; adjustments made to advertiser's accounts for disputed billings; and adjustments [*] after processing through our normal click-through protection filters. Overture finally represents and warrants that, as of the Effective Date and at all times throughout the Term, it has all consents, approvals, licenses and permissions, necessary for Overture to perform all of its obligations hereunder and for Yahoo to exercise all of its rights hereunder.

      11.2 Yahoo Warranties. Yahoo represents and warrants that it has full power and authority to enter into this Agreement.

      11.3 Disclaimer. EXCEPT AS SET FORTH IN SECTION 13, NEITHER PARTY WILL BE RESPONSIBLE FOR ANY CONTENT PROVIDED BY THIRD PARTIES, INCLUDING BUT NOT LIMITED TO ADVERTISERS, OR FOR ANY THIRD PARTY WEB SITES THAT CAN BE LINKED TO OR FROM THAT PARTY'S WEB SITE. NEITHER PARTY
            NOR SUCH PARTY'S LICENSORS MAKE ANY OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE AND NONINFRINGEMENT.

12.   Confidentiality.

      12.1 Definition. "Confidential Information" means any information disclosed by either party to the other party during the Term (and any renewals terms), either directly or indirectly, in writing, orally or by inspection of tangible objects, which is designated as "Confidential," "Proprietary" or some similar designation. All of the terms of this Agreement, including but not limited to all Overture Reports and all Yahoo Search Query Reports, will be deemed "Confidential." Information communicated orally will be considered Confidential Information if such information is designated as being Confidential Information at the time of disclosure and confirmed in writing as being Confidential Information within 20 days after the initial disclosure. Confidential Information will not, however, include any information that (a) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (b) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (c) is already in the possession of the receiving party at the time of disclosure by the disclosing party; (d) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; or (e) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information.


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      12.2  Restrictions. Other than the rights expressly granted under Section
            2, the receiving party agrees (a) not to disclose any Confidential Information to any third parties; (b) not to use any Confidential Information for any purposes other than to exercise its rights or perform its obligations under this Agreement; and (c) to keep the Confidential Information confidential using the same degree of care the receiving party uses to protect its own confidential information, as long as it uses at least reasonable care. If either party receives a subpoena or other validly issued judicial process requesting, or is required by a government agency (e.g., the Securities and Exchange Commission) to disclose, Confidential Information of the other party, then the receiving party will notify the disclosing party of such request and will reasonably cooperate to seek confidential treatment or to obtain an appropriate protective order to preserve the confidentiality of the Confidential Information. Notwithstanding the foregoing, either party may disclose following notice to the other party, pursuant to a confidentiality agreement no less restrictive than the confidentiality terms hereof, the terms of this Agreement and performance hereunder to third parties for the purpose of due diligence examinations in the context of financings or a potential Change of Control (as defined in Section 15.4). All obligations under this Section 12.2 will survive for a period of [*] after termination or expiration of the Agreement.

      12.3 Press Release. Immediately upon execution of the Agreement, the parties will jointly issue the press release attached hereto as Exhibit D, the content of which has been mutually agreed upon by both parties. Further, the parties agree that Overture and Yahoo or the applicable Yahoo Affiliate and Overture Affiliate will jointly issue a press release, the timing of which will be mutually agreed upon, relating to any amendment of this Agreement to incorporate an International Opportunity in accordance with Section 7.4 above. Neither party shall issue any additional press releases in connection with this Agreement without the other party's prior written consent, which will not be unreasonably withheld. Excluding disclosures that are required by law, neither party will disclose any other terms of this Agreement to any third party via any medium without the prior approval of the other party. When determining whether a disclosure is "required by law," each party may rely on its legal counsels' advice on such matters. Notwithstanding the foregoing, (a) Overture shall have the right to notify its advertisers and potential advertisers of the general nature of this transaction (including Overture's estimate of the increase in traffic) pursuant to the general provisions of Exhibit I in order to encourage Overture's advertisers to increase their spending with Overture and to encourage potential advertisers to advertise with Overture; and (b) both parties shall be entitled to (i) provide additional disclosures containing any and all information contained in any previously agreed upon press release; and (ii) list the other party's name in advertising and other materials (provided that such language shall not disparage the other party) according to the other party's then-current brand usage guidelines, which the other party will make available upon request.

13.   Indemnification.

      13.1 Overture Indemnification. Overture, at its own expense, will indemnify, defend and hold harmless Yahoo and Yahoo Affiliates, employees, representatives and agents from and against any claim, demand, action, investigation or other proceeding, including but not limited to all damages, losses, liabilities, judgments, costs and expenses arising therefrom, brought by any third party against Yahoo (collectively, a "Yahoo Claim") to the extent that the Yahoo Claim is based on, or arises out of an allegation that Overture's performance hereunder (including but not limited to Overture's practice of any method under the Overture Licensed IP by which Overture assembles and orders Overture Results for delivery to Yahoo hereunder) or the Licensed Materials violates any applicable law, rule or regulation or infringe the rights of any third party, including but not limited to intellectual property rights, privacy and publicity rights, claims of defamation, false or deceptive advertising claims and consumer fraud.


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      13.2  Yahoo Indemnification. Yahoo, at its own expense, will indemnify, defend and hold harmless Overture and Overture Affiliates, employees, representatives and agents from and against any claim, demand, action, investigation or other proceeding, including but not limited to all damages, losses, liabilities, judgments, costs and expenses arising therefrom, brought by any third party against Overture (collectively, an "Overture Claim") to the extent that the Overture Claim is based on, or arises out of an allegation that Yahoo's performance hereunder or the Yahoo Marks violate any applicable law, rule or regulation or infringe the rights of any third party, including but not limited to intellectual property rights, privacy and publicity rights, claims of defamation, false or deceptive advertising claims and consumer fraud.

      13.3 Indemnification Procedure. All indemnity obligations arising under this Section 13 will be subject to the following requirements: (a) the indemnified party will provide the indemnifying party with prompt written notice of any Yahoo Claim, in the case that Yahoo is the indemnified party, or any Overture Claim, in the case that Overture is the indemnified party, (as applicable, a "Claim"), except that failure to give prompt notice will not waive any rights of the indemnified party to the extent that the rights of indemnifying party are not materially prejudiced thereby; (b) the indemnified party will permit the indemnifying party to assume and control the defense of the Claim upon the indemnifying party's written acknowledgment of its obligation to indemnify; (c) upon the indemnifying party's written request, and at no expense to the indemnified party, the indemnified party will provide the indemnifying party with all available information and assistance reasonably necessary for the indemnifying party to defend the Claim. The indemnifying party will not enter into any settlement or compromise of the Claim (except a settlement or compromise that (i) is full and final with respect to the Claim; (ii) does not obligate the indemnified party to act or to refrain from acting in any way;
            (iii) does not contain an admission of liability on the part of the indemnified party; (iv) dismisses the Claim with prejudice; and (v) is subject to confidentiality, such that no party may disclose the terms of the settlement or compromise without the indemnified party's prior written consent) without the indemnified party's prior written approval, which shall not be unreasonably withheld.

14.   Limitation of Liability. EXCEPT FOR INDEMNITY OBLIGATIONS ARISING UNDER
      SECTION 13 ABOVE, ANY BREACH OF SECTION 12.2 (CONFIDENTIALITY -- RESTRICTIONS) OR ANY WILLFUL, UNCURED AND MATERIAL BREACH OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF DATA, BUSINESS, PROFITS OR GOODWILL AND COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, REGARDLESS OF THE LEGAL THEORIES AND EVEN IF THAT PARTY HAS BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL YAHOO'S AGGREGATE, CUMMULATIVE LIABILITY TO OVERTURE UNDER THIS AGREEMENT EXCEED THE SUM OF $[*] AND ANY AMOUNTS CREDITABLE OR REFUNDABLE TO OVERTURE UNDER THIS AGREEMENT PURSUANT TO SECTION 8, EXCEPT THAT YAHOO'S AGGREGATE, CUMMULATIVE LIABILITY TO OVERTURE UNDER THIS AGREEMENT WILL NOT EXCEED THE SUM OF $[*] AND ANY AMOUNTS CREDITABLE OR REFUNDABLE TO OVERTURE UNDER THIS AGREEMENT PURSUANT TO SECTION 8 IN THE EVENT OF YAHOO'S WILLFUL, EFFICIENT BREACH OF THIS AGREEMENT. IN NO EVENT WILL OVERTURE'S AGGREGATE, CUMMULATIVE LIABILITY TO YAHOO UNDER THIS AGREEMENT EXCEED THE SUM OF $[*] AND ANY AMOUNTS PAST DUE UNDER THIS AGREEMENT PURSUANT TO SECTION 8, EXCEPT THAT OVERTURE'S AGGREGATE, CUMMULATIVE LIABILITY TO YAHOO UNDER THIS AGREEMENT WILL NOT EXCEED THE SUM OF $[*] AND ANY AMOUNTS PAST DUE UNDER THIS AGREEMENT PURSUANT TO SECTION 8 IN THE EVENT OF OVERTURE'S WILLFUL, EFFICIENT BREACH OF THIS AGREEMENT.


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15.   Term.

      15.1 Term. This Agreement will become effective as of the Effective Date and, unless terminated or renewed as set forth herein, will remain effective for the Term.

      15.2 Termination. If either party breaches this Agreement in any material respect, and that party does not cure its breach within 30 days after written notice by the non-breaching party of its breach, then the non-breaching party will be entitled to terminate this Agreement immediately upon written notice to the breaching party after failure to cure within those 30 days.

      15.3 Termination for Cause. Following the first year of this Agreement, Yahoo will be entitled to terminate this Agreement upon [*] prior written notice (the "Termination Notice") to Overture if the [*] is less than [*] for [*] consecutive Quarters; provided that the reason the [*] is less than [*] must be determined to be Overture's responsibility by applying the principles and provisions described in Section 8.7 above. Upon receipt of the Termination Notice, Overture shall have the right to increase the Guaranteed Fixed Payment from its current level of approximately [*] to [*] in which case the Agreement shall continue as if no Termination Notice had been delivered.

      15.4 Termination for Change of Control. For purposes of this provision, "Change of Control" means (a) the direct or indirect acquisition (except for transactions described in clause (b) of this paragraph below), whether in one or a series of transactions by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or related persons (such person or persons, an "Acquirer") constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than in all cases Yahoo and/or controlled affiliates of, or an entity that controls 50% or more of, Yahoo, of
            (i) beneficial ownership (as defined in the Exchange Act) of issued and outstanding shares of stock of Overture, the result of which acquisition is that such person or such group possesses in excess of 50% of the combined voting power of all then-issued and outstanding stock of Overture, or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of Overture (or such other governing body in the event Overture or any successor entity is not a corporation); (b) a merger or consolidation of Overture with a person or a direct or indirect subsidiary of such person, other than in all cases Yahoo and/or controlled affiliates of, or an entity that controls 50% or more of, Yahoo, provided that the result of such merger or consolidation, whether in one or a series of related transactions, is that the holders of the outstanding voting stock of Overture immediately prior to such consummation do not possess, whether directly or indirectly, immediately after the consummation of such merger or consolidation, in excess of 50% of the combined voting power of all then-issued and outstanding stock of the merged or consolidated person, its direct or indirect parent, or the surviving person of such merger or consolidation; (c) the stockholders of Overture approve a plan of complete liquidation of Overture; or (d) a sale or disposition, whether in one or a series of transactions, of all or substantially all of Overture's assets. Overture will provide Yahoo with prompt written notice following (or at Overture's election, up to [*] days prior to) (i) the approval by the Overture board of directors of a transaction that is or is intended to be a Change in Control or (ii) the public announcement (including without limitation by means of a filing pursuant to Section 13D of the Exchange Act) by any third party of its intention to effect a Change in Control of Overture, including without limitation the initiation of a tender offer, proxy fight, consent solicitation or other means designed or intended to effect a Change in Control of Overture. Upon receipt of such notice from Overture, Yahoo will be entitled to the right (the "Change of Control Right") to elect in writing (the "Change of Control Election") to Overture, within [*] days of receipt of such notice, either the "Continue on Revised Financial Terms" option set forth in subpart (a) immediately below or the "Termination; Termination Fee" option set forth in subpart
            (b)


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            immediately below. Notwithstanding anything to the contrary herein, once a Change of Control has been consummated, Yahoo shall have no further rights under this Section 15.4 in respect of a subsequent Change of Control , if any, that may be consummated. The following subparts (a) and (b) are the two choices, one of which Yahoo may elect pursuant to a Change of Control Election (it being understood that if Yahoo does not make an election prior to the end of such [*] day period, then it shall be deemed to have elected the option set forth in subpart (a) below):

            (a) Continue on Revised Financial Terms. Yahoo elects to maintain the Agreement under its terms and conditions, subject to the following adjustment, to become effective immediately prior to the consummation of the Change of Control: Overture will increase the percentage at which it makes Revenue Share Payments hereunder by (1) [*]% (e.g., in year 3 of the Initial Term, the revenue share percentage would increase from [*]% to [*]%) to the extent that the Acquirer is [*] or controlled by one of such entities or any successor to substantially all of the current business of any of such entities (each, a "Designated Company"); or (2) [*]% to the extent that the Acquirer is any entity other than a Designated Company. The term of the increased Revenue Share Payment percentages pursuant to this subpart (a) shall continue from immediately prior to the consummation of the Change of Control until the later of (x) one year following consummation of the Change of Control, and (y) the expiration of the Initial Term (if the Change of Control is consummated during the Initial Term) or the applicable Extension Term (if the Change of Control is consummated during an Extension Term). Notwithstanding the foregoing sentence, to the extent that either (i) the Change of Control occurs after January 1, 2005 and Yahoo has not provided Overture with written notice of Yahoo's intent to exercise the First Option according to Section 10 above; or
                  (ii) the Change of Control occurs after the date that is six months prior to the end of the First Option and Yahoo has not provided Overture with written notice of Yahoo's intent to exercise the Second Option according to Section 10 above, the term of the increased Revenue Share Payment percentages pursuant to this subpart (a) shall continue from immediately prior to the consummation of the Change of Control until the expiration of the then-current Term (i.e., the Initial Term in the case of clause (i) above and the first Extension Term in the case of clause (ii) above).

            (b) Termination; Termination Fee. Yahoo elects to terminate the Agreement, in which case the following will become effective immediately prior to the consummation of the Change of
                  Control: the Agreement will terminate and Overture will pay to Yahoo a termination fee of (i) if Acquirer is a Designated Company, then (A) $10,000,000 in cash, payable promptly upon consummation of a Change of Control; and (B) 3% of the outstanding shares of Overture Common Stock, on a fully diluted basis immediately prior to consummation of the Change of Control (calculated on the treasury stock method (utilizing the average closing trading price of shares of Overture for the 10 trading days ending on the day that is two trading days prior to but not including the date of consummation of the Change of Control (the "Ten-Day Average Price"))) which, subject to applicable governmental regulatory approvals and the expiration of applicable waiting periods, shall be issued immediately prior to consummation of a Change of Control; or
                  (ii) if Acquirer is not a Designated Company, then (A) $5,000,000 in cash, payable promptly upon consummation of a Change of Control; and (B) 2% of the outstanding shares of Overture Common Stock, on a fully diluted basis, immediately prior to consummation of the Change of Control (calculated on the treasury stock method as aforesaid) which, subject to applicable governmental regulatory approvals and the expiration of applicable waiting periods, shall be issued immediately prior to consummation of a Change of Control (the shares referred to in clauses (i)(B) and (ii)(B), the "Overture Shares"). Notwithstanding the foregoing, if the Change of Control is the type described in clause (a) of the first paragraph of this Section 15.4, then the obligation of Overture to issue Overture Shares and make payments to Yahoo pursuant to this paragraph shall take effect as promptly as practicable following the Change of Control, rather than immediately prior to or upon the Change of Control. In connection with the issuance of the Overture Shares, the parties will cooperate in the filing of any


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                  applicable regulatory filing pursuant to the Hart-Scott-Rodino
                  Antitrust Improvements Act of 1976, as amended (the "HSR
                  Act"). Overture and Yahoo will share equally any applicable filing fee required in connection with any such HSR Filing.
                  The parties will retain and pay their own legal counsel and other expenses, if any, in connection with such filing. The parties also will use all reasonable efforts to file any applicable regulatory filing promptly, so as to permit the timely issuance of the Overture Shares. In addition, if the Change of Control is the type described in clause (a), (c) or
                  (d) of the first paragraph of this Section 15.4 (a "Non-Merger Change of Control"), unless Yahoo can trade the Overture
                  Shares in the public market without an effective registration statement, Overture will use all reasonable efforts to file and have the SEC promptly declare effective a registration statement pursuant to which the Overture Shares will be fully registered for resale by Yahoo under the Securities Act of 1933, as amended, and any applicable state securities law; following effectiveness of the registration statement, subject to applicable law. Overture will take all reasonable actions to ensure Yahoo's ability to dispose of the Overture Shares as promptly as desired by Yahoo. If the terms of the issuance of Overture Shares are publicly disclosed by Overture, upon Yahoo's request, Overture shall take reasonable steps to apply for and obtain a permit for the issuance of the Overture
                  Shares to Yahoo from the California Department of Corporations in the event of a Non-Merger Change of Control.
                  Notwithstanding anything to the contrary herein, in lieu of issuing Overture Shares to Yahoo pursuant to this subpart (b), Overture may elect, in its sole discretion, instead to pay Yahoo cash equal to the market value of such Overture Shares based on the Ten-Day Average Price.

      15.5 Effect of Termination or Expiration. Upon termination or expiration of this Agreement for any reason, (a) except as set forth in Section
            2.5 above, all licensed rights granted herein will terminate immediately; (b) Yahoo will immediately cease use of the Licensed Materials; (c) Overture will immediately cease use of the Yahoo Search Query Reports other than as contemplated herein; (d) Yahoo will cease all use of all Overture Reports other than as contemplated herein; and (e) Sections 1, 2.2 (with respect to the covenants to destroy/certify destruction of information only), 2.3 2.5, 8.1 and 8.2 (with respect to payments accrued during the Term), 8.3, 8.7 (with respect to credits accrued during the Term), 8.8, 9.2, 12-14, 15.5 and 16 of this Agreement will survive. The parties further agree that, in the event of an early termination under this Agreement, each party will be entitled to any fees due or owed to it by the other party (e.g., Overture will be entitled to a pro rata refund of the applicable Guaranteed Fixed Payment in the event of a proper termination of the Agreement by Overture). The remedies stated herein are cumulative and in addition to any remedies available at law or equity, and nothing contained herein shall be deemed to limit either party's right to pursue any and all such remedies.

16.   Miscellaneous.

      16.1 Notice. Any notice required for or permitted by this Agreement must be in writing and delivered by (a) personal delivery; (b) nationally-recognized overnight courier; (c) certified or registered mail, return receipt requested; or (d) email, telecopy or facsimile transmission, confirmed by concurrent notice delivered by one of the means set forth in subsections (a) -- (c) above. All notices will be deemed delivered upon receipt by the receiving party. All notices must be sent (1) to Yahoo at 701 First Avenue, Sunnyvale, California 94089, Attn: Vice President, North American Operations, with a copy to its General Counsel; or (2) to Overture at 74 North Pasadena Avenue, third floor, Pasadena, California 91103, Attn: Vice President Business Affairs. Each party will be entitled to change its address for purposes of this Section 16.1 by providing written notice to the other party in accordance herewith.

      16.2 Assignment; Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, as set forth herein and Section 15.4

EXECUTION                                                           CONFIDENTIAL


            above. Neither Overture nor Yahoo may assign this Agreement, or any of its rights hereunder, or delegate any of its duties hereunder without the prior written consent of the other party. Notwithstanding the foregoing, either party may, without the prior written consent of the other party, assign this Agreement to any entity that succeeds to all or substantially all of the assets and liabilities of that assigning party. If an assignment or delegation is made by Overture according to Section 15.4 above, then the terms and conditions set forth in that Section 15.4, including but not limited to all applicable notice periods and remedies, will apply to that assignment or delegation. If an assignment or delegation is made by Yahoo in connection with the sale of all or substantially all of its assets and liabilities, and either (a) the assignee is an Overture Restricted Company; or (b) Overture reasonably determines that the assignee does not have sufficient capital or assets to perform its obligations under this Agreement, then Overture will be entitled to approve the assignment or to terminate this Agreement within 30 days after the date on which the assignee succeeds to all or substantially all of Yahoo's assets and liabilities. If Overture approves the assignment, then this Agreement will be binding upon and inure to the benefit of Yahoo's successor or assign.

      16.3 No Third Party Beneficiaries. All rights and obligations of each party hereunder are personal to that party. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.


      16.4 Governing Law; Attorneys' Fees. This Agreement will be governed and construed, to the extent applicable, in accordance with United States law, and otherwise, in accordance with California law, without regard to conflict of law principles. In the event of any material breach by either party of any provision of this Agreement, the non-breaching party will be entitled to suspend its performance hereunder until the breach is cured. The prevailing party in any action arising hereunder will be entitled to recover reasonable expenses, including but not limited to attorneys' fees.

      16.5  Dispute Resolution.

            (a) Escalation Events. If the parties cannot agree on disputes arising from the determination of a reasonable royalty, the calculation of Impressions, revisions to the Service Level Agreement according to Section 4.3(b), or any other subsequent dialogue provided for under this Agreement, then the dispute will be subject to escalation (an "Escalation Event"). An Escalation Event first will be discussed in good faith by the parties at a mutually convenient location in an attempt to resolve the Escalation Event amicably, in whole or in part. A senior director or vice president of business development with decision-making authority ("Senior Business People") will participate in these discussions. If the Senior Business People cannot resolve the Escalation Event within [*] days, then each party will designate a senior executive with decision-making authority ("Senior Executive") to meet and confer in an effort to resolve the Escalation Event. If the Senior Executives cannot resolve the Escalation Event within [*] days, then the chief executive officers of the respective parties ("CEO") will meet and confer in an effort to resolve the Escalation Event. Any decisions and resolutions of the Senior Business People, Senior Executives or CEOs will be final and binding on the parties once reduced to writing and signed by the parties. If the procedures outlined under this
                  Section 16.5(a) fail to resolve an Escalation Event, then the parties hereby agree to submit the issue to binding arbitration pursuant to Section 16.5(b), except as set forth in Section 2.5(g) [?].

            (b) Arbitration, Equitable Relief. All controversies, disputes, differences or claims between the parties arising out of or relating to this Agreement (each, a "Dispute"), including but not limited to any unresolved Escalation Events and any question concerning the existence, validity, termination, interpretation, performance or enforcement of this Agreement, will be finally and exclusively settled by binding arbitration in accordance with the following:


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EXECUTION                                                           CONFIDENTIAL

                  (1) Submission; Rules. Either party will be entitled to submit a Dispute to JAMS for binding arbitration in San Francisco, California or Los Angeles, California by providing written notice to the other party and to JAMS. Discovery will be conducted in accordance with Rules 26 through 36 and Rule 45 of the Federal Rules of Civil Procedure.

                  (2) Appointment of Panel. The parties will assemble a panel of 3 arbitrators (the "Panel") as follows: Each party will nominate one arbitrator, and those 2 arbitrators will select a chairperson of the Panel. Each arbitrator on the Panel must have at least 5 years senior management or consulting experience in the on-line services industry and must not have been employed by or a supplier to either party during the preceding 2 years.

                  (3) Timing. The parties will undertake commercially reasonable efforts to conclude any arbitral proceedings within 180 calendar days from the date on which the last arbitrator accepts his or her appointment; provided, however, that if the arbitral award is not issued within such 180 calendar days, then the arbitration proceedings will continue until an award is made.

                  (4) Legal and Equitable Remedies. Neither party will be entitled to file a legal action against the other party until the arbitration is concluded, but nothing herein prohibits a party from requesting temporary injunctive relief from any court of competent jurisdiction. Either party may at any time apply to a court of competent jurisdiction for equitable relief.

                  (5) Decision. Any decision or award of the Panel will be based solely on the terms of this Agreement and the facts and legal arguments presented at the hearing and any documents presented in accordance with the discovery rules. The Panel will issue a written decision that sets forth its rationale in reasonable detail. Any award rendered by the Panel may be enforced by any court of competent jurisdiction. The Panel will have the authority to award specific performance or an injunction to the prevailing party, or to make an award of direct damages, but will have no right to grant special, punitive or exemplary damages, or indirect or consequential damages unless such amounts are allowed under this Agreement.

      16.6 Independent Contractors. The parties are independent contractors with respect to the subject matter of this Agreement. This Agreement will not be construed to create a joint venture or partnership between the parties. Neither party will be deemed to be an employee, agent, partner or legal representative of the other party for any purpose, and neither party will have any right, power or authority to create any obligation or responsibility on behalf of the other party.

      16.7 Force Majeure. Neither party will be liable hereunder (and their performance shall be excused under this Agreement) by reason of any failure or delay in the performance of its obligations (except for the payment of money) on account of strikes, shortages, riots, insurrection, terrorism, fires, flood, storm, explosions, earthquakes, Internet outages beyond the reasonable control of such party, acts of God, war, governmental action, or any other cause that is beyond the reasonable control of such party.

      16.8 Compliance with Law. Each party will be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.

      16.9 Entire Agreement. This Agreement, including all exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous proposals, whether written or oral, with respect to the subject matter hereof. Any amendments to this Agreement must be in writing and executed by an officer of each party.


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EXECUTION                                                           CONFIDENTIAL

      16.10 Counterparts. This Agreement may be entered into by each party in separate counterparts, which will constitute one fully executed Agreement upon execution by both Yahoo and Overture.

      16.11 Severability. If any provision of this Agreement is held or made invalid or unenforceable for any reason, this Agreement will be construed as if that provision had never been contained herein, but considering the original intentions of the parties.

      16.12 Waiver. The terms or covenants of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof will in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

      16.13 Section Headings. The section headings contained herein are for reference purposes only and do not in any way affect the meaning or interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective
Date.

"Yahoo"                                           "OVERTURE"

YAHOO! INC., A DELAWARE CORPORATION               OVERTURE SERVICES, INC., A
                                                  DELAWARE CORPORATION



By: /s/ [Signature illegible]                     By: /s/ Todd Tappin
   ---------------------------                        ----------------------


Name:                                             Name:  Todd Tappin


Title:                                            Title: CFO

EXECUTION

                                    EXHIBIT A

                             SERVICE LEVEL AGREEMENT

        The purpose of this Service Level Agreement (the "SLA") is to describe the service level commitments that the parties are obligated to deliver under this Agreement. The sections are as follows:

        I.      Definitions

        II.     Contacts

        III.    Support Procedures

        IV.     Operational Metrics

                I.      DEFINITIONS

A.      Definitions.

        (i) Aggregate Response Time. This value is the sum of the Internal Overture Response Time and the Network Response Time.

        (ii) Availability. The percentage of the total properly formatted Yahoo Search Queries (as defined in the Agreement) for which Overture responds (either with a "no results delivered" response or a response in the form of properly formatted Overture Results, regardless of whether delivered within the Critical Threshold or not (i.e., Timeouts are irrelevant to the calculation of Availability to the extent that a response in the form set forth herein is ultimately delivered by Overture)). Load balancing must be in effect for the Availability terms to be applicable. Catastrophic Problem. A Problem that persists for a period of [*] or more during Peak Hours and [*] or more during Non-Peak Hours.

        (iii) Implementation Change. A request by Yahoo to incorporate a new feature or enhance an existing feature of the Overture Services provided to Yahoo under the Agreement to which this SLA is attached as an Exhibit.

        (iv) ICMP. An Internet Control Message Protocol used for, among other things, determining whether a particular computer is attached to the Internet and working properly.

        (v) Internal Overture Response Time. The period of time beginning at the time of Overture's receipt of a Yahoo Search Query from Yahoo to completion of send by Overture, as measured by Overture's NOC.

        (vi) Minor Problem. A cosmetic display issue which allows the major elements of Overture results to display, but causes textual irregularities (e.g., an umlaut not displaying properly). For clarity, [*].

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        (vii)   Network Response Time. The period of time required for an ICMP ping packet to complete a round trip cycle between Yahoo and Overture. Network Response Time will be measured from each party's data center to the other party's data center.

        (viii)  NOC. Network Operations Center.

        (ix) Non-Peak Hours. Non-Peak Hours shall mean all hours outside of Peak Hours.

        (x)     Normal Maintenance. Ongoing scheduled maintenance.

        (xi)    Peak Hours. Peak Hours shall mean [*].

        (xii) Problem. An error, bug, incompatibility or malfunction, which renders the Overture Results unavailable to or unuseable by Yahoo for [*] consecutive [*] or more. A "Problem" can include, but is not limited to, instances of [*], but does not include circumstances where Yahoo or Overture is not available to the Internet at large due to a force majeure event (as described in Section 16.7 of the Agreement to which this document is attached).

        (xiii) Problem Resolution. A correction, patch, fix, alteration or Temporary Workaround that minimizes the effect of a Problem, Severe Problem, or Catastrophic Problem restoring the system to the levels set forth in this SLA within the response times set forth in this SLA.

        (xiv) Results Set. A Results Set will consist of the number of Overture Results required to be displayed pursuant to the Agreement, or a "No Results Delivered" notification, if applicable, which Results Set is properly formatted in a mutually agreed XML format.

        (xv) Severe Problem. A Problem that persists for a period of [*] or more during Peak Hours and [*] or more during Non-Peak Hours.

        (xvi) Temporary Workaround. A temporary technical solution that restores the system to the levels set forth in this SLA, although there may be ongoing or additional measures until a permanent solution can be implemented.

        (xvii) Timeouts. A timeout refers to an action taken by Yahoo production servers when Overture Results are not received within the maximum Aggregate Response Time referred to as the "Critical Threshold" in Article IV, Section E below. This action will result in Overture Results not being displayed, but may or may not constitute an "Impression" under the Agreement.

        (xviii) TTL. Time-to-live settings that determine the time that the Overture entries remain in the Yahoo DNS cache.

        (xix) Unresolved Catastrophic Problem. A Catastrophic Problem that does not have a Problem Resolution within a total period of [*] or more during Peak Hours ([*]) and [*] or more during Non-Peak Hours.

        (xx) Yahoo Technical Lapse. A Yahoo Technical Lapse means a set of technical circumstances within Yahoo's reasonable control whereby (i) a properly formatted set of Overture Results are delivered to Yahoo in response to a properly formatted Yahoo Search Query within the Critical Threshold established in
                Article IV, Section E below, but are not displayed as a Yahoo Search Results Page or (ii) Yahoo is unable to receive a properly formatted set of Overture Results and does not transmit properly formatted Yahoo Search Queries to Overture.


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                                     Page 2

        II.     CONTACT INFORMATION

A.      Contact Information.

        (i)     Overture Support Personnel.


        [*]

        (ii)    Yahoo Support Personnel.

        [*]

        B. Updates. Either party may change its designated support personnel at its discretion with reasonable written notice to the other party. Each party's preliminary contact personnel are as shown in Article II, Section A.

        III.    SUPPORT PROCEDURES

A.      Support Procedures.

        (i) All Problems, Severe Problems, and Catastrophic Problems reported by either party must be submitted to the other party, as appropriate, via the technical support telephone number, via email or pager to the contact information set forth in the Support Table, and each such Problem, Severe Problem, and Catastrophic Problem will be given a unique reference number by the receiving party.

        (ii) The responsible party shall inform the other party's technical support personnel of ongoing efforts to provide a Problem Resolution concerning Problems, Severe Problems, and Catastrophic Problems at least once per day, or more frequently if such is provided for in the Support Table until such Problem Resolution is complete.

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
        (iii) In the event that there is a Minor Problem, Problem, Severe Problem or Catastrophic Problem during Non-Peak Hours, the reporting party shall contact the other party's NOC via customer support pager at the email pager address provided herein for such purpose.

B. Overture Response. Upon receiving notification from Yahoo, Overture shall promptly determine whether the request is a Minor Problem, a Problem, a Severe Problem, or a Catastrophic Problem or none of the above according to the definitions set forth above. If it is determined by the parties that the issue is Overture's responsibility, then Overture will respond to the request within the response times set forth in this SLA and shall use all commercially reasonable efforts to resolve the Minor Problem, Problem, Severe Problem or Catastrophic Problem in accordance with this SLA. If the parties agree that a Minor Problem, Problem, Severe Problem, or Catastrophic Problem is not Overture's responsibility, then Overture shall reasonably cooperate with Yahoo to provide a Problem Resolution.

C. Yahoo Response. Upon receiving notification from Overture, Yahoo shall promptly determine whether the request is a Minor Problem, Problem, a Severe Problem, or a Catastrophic Problem or none of the above, according to the definitions set forth above. If it is determined by the parties that the issue is Yahoo's responsibility, then Yahoo will respond to the request within the response times set forth in this SLA and shall use all commercially reasonable efforts to resolve the Minor Problem, Problem, Severe Problem, or Catastrophic Problem in accordance with this SLA. If the parties agree that a Minor Problem, Problem, Severe Problem, or a Catastrophic Problem is not Yahoo's responsibility, then Yahoo shall reasonably cooperate with Overture to provide a Problem Resolution.

D. Indeterminate Responsibility. If the parties disagree which party bears responsibility for a Problem, Severe Problem, or Catastrophic Problem then both parties will form a resolution team comprised of at least a technical contact representing each party. Any continuing disagreement regarding responsibility, or any failure by either party to effect a Problem Resolution within the times indicated will result in escalation to the Primary business contact as identified in Article II above and as set forth in Section E below.

                SUPPORT TABLE


                       TYPE OF PROBLEM                                    TIME FOR IMPLEMENTATION CHANGE AND
RECEIPT OF NOTICE      REPORTED                RESPONSE TIME                    REPORTING OBLIGATIONS
-----------------      ---------------         -------------              ----------------------------------
During business hours  Minor Problem           Initial response to      Responsible party will provide
or other times.                                request within [*]       notifications [*] per business day
                                               during business hours    until Problem Resolution.  All such
                                               and [*] after business   notifications will be to the other
                                               hours begins if          party's NOC.
                                               reported outside of
                                               business hours.


                                               Problem Resolution
                                               or plan for
                                               Problem Resolution by
                                               next business day.

During normal          Problem                 Initial response to      Responsible party will provide a
business hours (8:00                           request within [*]       proposed Problem Resolution.  If the
a.m. -- 6:00 p.m.                                                       Problem

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


PST                                            [*].                     Resolution is not immediate, the
Monday-Friday)                                                          responsible party will provide
                                               Problem Resolution or    [*] on the first day of occurrence
                                               plan for Problem         and then daily updates. All such
                                               Resolution within [*].   notifications and updates will be
                                                                        sent to the other party's NOC.


During normal          Severe Problem          Initial response to      Responsible party will provide a
business hours (8:00                           request within [*].      proposed Problem Resolution to
a.m. -- 6:00 p.m. PST                                                   address the Severe Problem. If the
Monday-Friday)                                 Problem Resolution or    Problem Resolution is not immediate,
                                               plan for Problem         the responsible party will provide
                                               Resolution within [*].   notifications every [*] hours on the
                                                                        first day of occurrence and then
                                                                        daily updates thereafter.  All such
                                                                        notifications and updates will be to
                                                                        the other party's NOC.

During normal          Catastrophic Problem    Initial response to      Responsible party will provide a
business hours (8:00                           request within [*].      proposed Problem Resolution to
a.m. -- 6:00 p.m. PST                                                   address the Catastrophic Problem. A
Monday-Friday)                                 Problem Resolution or    Catastrophic Problem will result in
                                               plan for Problem         escalation to the Primary business
                                               Resolution within [*].   contact as identified in Article II
                                                                        above and as set forth in Section E
                                                                        below.  If the Problem Resolution is
                                                                        not immediate, the responsible party
                                                                        will provide notifications every [*]
                                                                        until resolved.  All such
                                                                        notifications and updates will be to
                                                                        the other party's NOC.

During all other       Problem                 Initial response to      Responsible party will provide a
times.                                         request within [*].      proposed Problem Resolution in
                                                                        response to the Problem or Severe
                                               Problem Resolution or    Problem.
                                               plan for Problem
                                               Resolution within [*]    If the Problem Resolution is not
                                               of next business day.    immediate, responsible party will
                                                                        provide [*] on the first business
                                                                        day after the occurrence and then
                                                                        daily updates thereafter. All such
                                                                        notifications and updates will be
                                                                        to the other party's NOC.

During all other times Severe Problem          Initial response to      Responsible party will provide a
                                               request within [*].      proposed Problem Resolution in
                                                                        response to the Problem or Severe
                                               Problem Resolution or    Problem.
                                               plan for Problem
                                               Resolution within [*].   If the Problem Resolution is not
                                                                        immediate, responsible party will
                                                                        provide notifications every [*]
                                                                        on the first business day after the
                                                                        occurrence and then daily updates
                                                                        thereafter All such notifications and
                                                                        updates will be to the other party's
                                                                        NOC.

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

During normal          Catastrophic Problem    Initial response to      Responsible party will provide a
business hours (8:00                           request within [*].      proposed Problem Resolution to
a.m. -- 6:00 p.m. PST                                                   address the Catastrophic Problem. A
Monday-Friday)                                 Problem Resolution or    Catastrophic Problem will result in
                                               plan for Problem         escalation to the Primary business
                                               Resolution within        contact as identified in Article II
                                               [*].                     above and as set forth in Section E
                                                                        below.

                                                                        If the Problem Resolution is not
                                                                        immediate, the responsible party will
                                                                        provide notifications every [*] until
                                                                        resolved. All such notifications and
                                                                        updates will be to the other party's
                                                                        NOC.

During business hours  Implementation Changes  Within [*].              Notification of or request for
or other times.                                                         Implementation Changes should be sent
                                                                        to the Business Contacts outlined in
                                                                        Article II, section (i) and (ii)


        E.      Escalation Process.

        (i) Each party hereby agrees to notify the other party's NOC within [*] of detecting any Problem, Severe Problem, or Catastrophic Problem and to notify the other party of a Minor Problem.


        (ii) In the event that either party does not respond to the other party within the response time from receipt of communication or detection of a Minor Problem, Problem, Severe Problem, or Catastrophic Problem, then each party may contact any of the personnel outlined in the Contacts section, Article II.

        IV.     OPERATIONAL METRICS.

A. Availability. Overture will maintain [*]% Availability as measured by [*] production query logs, verified by [*] with at least [*] intervals, reported [*]. In the event of discrepancies between these two sources, Yahoo and Overture will work together to determine root cause of such discrepancy. If Availability falls below [*]%, Problem Resolution would occur, and the Cure Period (i.e., the process under Article IV, Section
        G) would be in effect. Overture will provide to Yahoo reasonable technical specifications for redirecting traffic in case of temporary unavailability of an Overture search data center.

B. Capacity. Overture will provide capacity based on Yahoo's current forecast of [*] Yahoo Search Queries per [*], supporting a peak rate of [*] (the "Peak Rate"), which is [*] that of the average per day Yahoo Search Query rate. The parties acknowledge that Yahoo's volume forecast and "Peak Rate" will increase during the Term. Overture will use commercially reasonable efforts provide increasing capacity to accommodate such growth in a timely fashion. [*]. Additionally, Overture will provide up to [*]% capacity beyond these levels if so requested by Yahoo, provided that Yahoo gives a minimum of [*] days prior written notice. Yahoo will notify Overture if Yahoo anticipates an increase of Yahoo Search Queries by more than [*]% in any calendar quarter. During the period of time that Overture is working to accommodate the additional capacity, the Availability, Response Times, and Timeouts will be


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


        renegotiated for the additional traffic. [*]. Finally, [*]. Notwithstanding the previous sentence, if Yahoo delivers Yahoo Search Queries [*].

C. Site monitoring. Overture will monitor the performance of its obligations under this Agreement using automated tools/utilities developed and/or configured by Overture, or contracted with external third parties, to validate the Availability of [*]% and response times. Additionally, Yahoo will perform a [*] test for compliance with operational metrics and will share such results with Overture on a [*] basis. If either party detects fault, the discovering party will respond as defined in Article III, "Support Procedures."

D. Response Times. Overture will comply with the following operational metrics:

      [ ] INTERNAL OVERTURE RESPONSE TIME shall [*].

      [ ] AGGREGATE RESPONSE TIME shall [*]. In the event of discrepancies between these two sources, Yahoo and Overture will work together to determine root cause of such discrepancy.

      [ ] RESPONSE TIME ENHANCEMENT. The parties mutually agree that they will employ reasonable efforts to provide an Average Aggregate Response Time that is lower than the stated number in this SLA. Specifically, the parties will engage in good faith efforts to develop co-location infrastructure to support enhanced operational metrics. Upon the mutually acceptable completion of such co-location efforts, the parties agree to amend this SLA to improve the operation metrics set forth in this Section IV.

E. Critical Thresholds. Aggregate Response Time that is greater than [*] will result in Timeouts (the "Critical Threshold").

F. Problems and Critical Threshold. If there is a Severe Problem or Catastrophic Problem, Yahoo may, at its discretion, lower the Critical Threshold until a Problem Resolution is completed. Additionally, if Severe Problem or Catastrophic Problem results in no results being returned to Yahoo within any threshold, Yahoo may, at its discretion, disable the Overture results until a Problem Resolution is completed.

G. Cure Period. Once the responsible party is identified for a Minor Problem, Problem or Severe Problem, according to Article III, Section B or C, the responsible party shall identify and communicate a Problem Resolution or plan and shall comply with the support table set forth in
        Article IV. The responsible party shall use commercially reasonable efforts to implement a Problem Resolution as soon as possible and in any event, within 8 business days, and to implement Problem Resolution for Minor Problems as soon as possible and, in any event, within 21 days. If the responsible party cannot implement a Problem Resolution for the Problem or Severe Problem within 8 business days, the other party may deem such failure an Escalation Event pursuant to Section 16.5(a) of the Agreement. Overture's failure to comply with the operational metrics set forth in Article IV, Sections A or D will be deemed a Problem and will be subject to this Section G of Article IV.


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
H. DNS. Overture uses DNS-based global load balancing to direct search traffic to one of the several facilities that serve Overture's search traffic. Yahoo servers shall adhere to the TTL in the Overture name server resolution response (no more than [*]), periodically querying the Overture DNS servers to determine the IP address of the Overture site where the Yahoo servers must direct their query traffic. Overture will not be responsible for satisfying requirements for Availability Response Times if TTLs exceed [*].

I. Maintenance Requirements. Normal Maintenance occurs on [*], and will not exceed [*], and will not be counted in the determination of Availability (Section A) and Response Times (Section D) of this Section IV.

J. Monitoring Servers. In addition to the Yahoo's servers monitoring Aggregate Response Times, Overture may at its option place a monitoring server (or servers, one for each site) proximal to the Yahoo production network to aid in the resolution of connectivity and Network Response problems. Yahoo may place a monitoring server (or servers, one for each site) proximal to the Overture production network, also to aid in the resolution of connectivity and Network Response problems.

K. Reporting. Both parties will make available upon request, in a format mutually agreed by both parties, a report showing Availability, Internal Response Time and Aggregate Response Time as measured under this SLA.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    Confidential

EXECUTION                                                           CONFIDENTIAL

                                    EXHIBIT B

                               YAHOO SEARCH BOXES


                         [Graphic of Yahoo Search Box]

EXECUTION                                                           CONFIDENTIAL

                                    EXHIBIT C

                           YAHOO SEARCH RESULTS PAGES


      [Graphic depicts example of "mouse over" Overture search result and corresponding text box with result description]


[Graphic depicts search results page on Yahoo network, including implementation and presentation of Overture search results]

EXECUTION                                                           CONFIDENTIAL

                                    EXHIBIT D

         YAHOO! AND OVERTURE EXTEND PAY-FOR-PERFORMANCE SEARCH AGREEMENT

OVERTURE CONTINUES TO POWER SUCCESSFUL YAHOO! SPONSOR MATCHES PROGRAM

SUNNYVALE & PASADENA, Calif. --(BUSINESS WIRE)-- April 25, 2002 -- Yahoo! Inc. (Nasdaq:YHOO - news), a leading global Internet company, and Overture Services, Inc. (Nasdaq:OVER - news), the world's leading provider of Pay-For-Performance search to Web sites across the Internet, today announced that they have extended their relationship to a three-year agreement to distribute Overture's search listings through Yahoo! Sponsor Matches.

Under the agreement, Overture will continue to provide Yahoo! with its editorially reviewed Pay-For Performance search results from its growing base of 60,000 advertisers. This agreement is a renewal of a relationship that began in November 2001. The terms of the agreement were not disclosed.

"We will continue to leverage our strength as the leading search platform and are extremely pleased to be working with an industry leader like Overture," said Terry Semel, chairman and chief executive officer, Yahoo! Inc. "Search and paid listings are key growth areas for Yahoo! and with the strong success of Sponsor Matches since its launch in November, we are looking forward to providing even more comprehensive and enhanced search opportunities for advertisers and consumers."

Yahoo! Sponsor Matches is an enhanced placement program that gives Web sites increased visibility in Yahoo!'s search results, distinguished in clearly demarcated sections. Since its inception, the Yahoo! Sponsor Matches program has shown strong performance and experienced click-through rates considerably higher than the industry average. Businesses are able to reach their targeted consumers more effectively through enhanced placement in search results on keywords that are relevant to their business and consumers are able to find services that are relevant to their needs.

"We are excited to announce this long-term partnership with one of the most popular destination sites on the Internet," said Ted Meisel, president and chief executive officer, Overture Services, Inc. "It is clear that Yahoo! views search as a strategic priority and we look forward to developing new search products with them in the future."

Overture's search results are generated by Overture's 60,000 advertisers who bid for placement on keywords that are relevant to their businesses. These listings are carefully screened by Overture's 100-person editorial team before being distributed to the company's affiliate partner network, which includes many of the Internet's most popular destination sites.

About Yahoo!
Yahoo! Inc. is a leading provider of comprehensive online products and services to consumers and businesses worldwide. Yahoo! reaches more than 237 million individuals worldwide each month, and is the No. 1 Internet brand globally. Headquartered in Sunnyvale, Calif., Yahoo!'s global network includes 25 World properties and is available in 13 languages.

About Overture (formerly GoTo)
Overture, (Nasdaq: OVER - news), formerly known as GoTo, is the leader in Pay-For-Performance search on the Internet. The company created the market for Pay-For-Performance search by redefining how businesses market online. In the first quarter of 2002, Overture facilitated more than 587 million paid introductions on a worldwide basis between consumers and its approximately 60,000 advertisers, who bid for placement on relevant search results and pay Overture only when a consumer clicks on their listing. Following a rigorous screening for user relevance by Overture's 100-person editorial team, the company distributes its search results to tens of thousands of sites across the Internet, including America Online, Microsoft and Yahoo! - making it the largest Pay-For-Performance search and advertising network on the Internet. Overture is based in Pasadena, California, with offices in New York, San Francisco and the UK, Germany and Ireland. For more information, visit www.overture.com.

Yahoo! and the Yahoo! logo are registered trademarks of Yahoo! Inc. Overture and Pay-For-Performance are service marks of Overture Services Inc. All other names are trademarks, registered trademarks or service marks of their respective owners.

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include without limitation statements regarding Yahoo!'s users will continue to use Overture search results, that advertisers and businesses will want to participate in Sponsored Matches by seeking enhanced placement in the search results, that businesses will be able to reach customers more effectively through enhanced placement in search results, that the companies will develop new search products. These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. These risks and uncertainties include, among others that the implementation may not be successful or generate revenue for Overture or yield economic benefits to Overture, that the development of new search products may not happen and if it does happen that it will be successful or generate revenue for Overture or yield economic benefits to Overture, the risk that Overture's advertisers and businesses may not want traffic from Yahoo! and the risk that Yahoo!'s users may not want to use the Sponsor Matches product. For a discussion of other risks that could cause actual results or events to differ materially from such forward-looking statements, see the discussion of "Risks That Could Affect Our Financial Condition and Results of Operations" in Overture's 10-K filing with the SEC for the period ended December 31, 2001. Overture undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

--------------------------------------
Contact:

     Overture Services, Inc.
     Al Duncan, 626/685-5714 (Media)
      al@overture.com
     Jim Olson, 626/229-5242
      jim.olson@overture.com
     Laurie Berman, 626/229-5368 (Investors)
      laurie.berman@overture.com
        or
     Yahoo!
     Diana Lee, 408/349-6501
      dianalee@yahoo-inc.com
        or
     Fleishman Hillard PR
     Nicole Waddell, 503/221-2368
      waddelln@fleishman.com

EXECUTION                                                           CONFIDENTIAL

                                    EXHIBIT E

                                      [*]

[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION                                                           CONFIDENTIAL

                                    EXHIBIT F

                                OVERTURE REPORTS

MAIN MONTHLY REPORTS:

      -     Yahoo average CPC

      - Published site wide CPC (delivered in the report following Overture's quarterly announcement of this number)

      -     Yahoo Search Queries asked of Overture (number)

      -     Total Actual Clicks delivered from Yahoo (number)

      [*]

SOURCE OF QUERY REPORTS:

For each unique source of Yahoo Search Queries (e.g., "next" Yahoo Search Results Pages) that Yahoo "tags" pursuant to Section 8.4(a), Overture will provide the following reports:

      -     Average CPC for that source

      -     Yahoo Search Queries asked of Overture from each source (number)

      -     Total Actual Clicks delivered from Yahoo from each source (number)

      [*]

      -     Total Gross revenue earned by Yahoo from each source

      - All of the above in a cumulative manner annually and over the Term (totals/averages across the term, as distinct from the applicable Quarter)

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION                                                           CONFIDENTIAL

                                    EXHIBIT G

                                 EXCLUDED TERMS



[*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION                                                           CONFIDENTIAL

                                   EXHIBIT H

                          OVERTURE RESTRICTED COMPANIES

[*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION                                                           CONFIDENTIAL

                                   EXHIBIT I

Subject: Overture Signs Long-Term Yahoo! Agreement

Dear Overture Advertiser:

Overture is excited to announce the renewal of our Pay-for-Performance(TM) search agreement with Yahoo! for the next three years. We are pleased to have secured long-term agreements with two of the most popular destinations on the Internet -- Yahoo! and MSN. These agreements give Overture advertisers an opportunity to reach a majority of all active Internet users.

Overture search results will continue to appear on Yahoo at www.yahoo.com. As the leading provider of comprehensive online products and services, Yahoo! reaches millions of users and is the number one Internet brand globally.

Earlier today we announced that our U.S. search distribution relationship with America Online has ended, including AOL, AOL.com, Compuserve and Netscape (scheduled to end in August). Overture will continue to provide its search results to AOL Europe's Internet properties in the UK, Germany and France.

The strength of our affiliate network, which includes, Yahoo!, MSN, AltaVista, Lycos, Infospace, AskJeeves, and CNET, allows Overture to deliver the quality and quantity of leads you've come to expect from us.

We are committed to your success and look forward to continuing to deliver the highest return on your advertising investment.

Sincerely,

EXECUTION                                                           CONFIDENTIAL

                                    EXHIBIT J

                         OVERTURE DISQUALIFIED ENTITIES

[*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION                                                           CONFIDENTIAL

                                    EXHIBIT K

     ESTIMATED YAHOO PAYMENT AND GUARANTEED FIXED PAYMENT ADJUSTMENT PROCESS

[*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION                                                           CONFIDENTIAL

                                  EXHIBIT 8.4

YAHOO REPORTING:
Yahoo will provide monthly Yahoo Search Query reports that include the following categories of information:

      [*]

YAHOO SEARCH QUERY, IMPRESSION AND `BOT TRAFFIC VERIFICATION INFORMATION:

Yahoo will provide Overture with the following information in a data field at the time-of-search to enable Overture to develop its own reasonable estimates of searches performed by `bots as a percentage of Yahoo Search Queries and
Impressions:

      [*]

Yahoo will be entitled to encrypt such information so long as the encryption algorithm is consistent (allowing Overture to verify valid searches performed by human users in a consistent manner that is time-independent). Accordingly, Yahoo will provide Overture with six weeks notice prior to a change in the encryption data, which preserves the utility of the data for the purpose of verifying valid Impressions and Search Queries.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       1